UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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CUBIC CORPORATION
(Name of Registrant as Specified In Its Charter)

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2016 Notice of Annual Meeting of Shareholders and Proxy Statement

PRINCIPAL EXECUTIVE OFFICE
9333 Balboa Avenue
San Diego, California 92123

January 19, 2016

To Cubic Shareholders:

Cubic Corporation's 2016 Annual Meeting will be held in the Main Conference Room at the Headquarters of the Company, at 9333 Balboa Avenue, San Diego, California 92123, on February 22, 2016, at 11:30 a.m. Pacific Time. The formal notice and proxy statement follow.

The directors and officers of the Company invite your attendance at the meeting. Whether or not you plan to attend the meeting, we would appreciate your completing and returning the accompanying proxy which, of course, may be revoked at any time before it is used.

The Company's 2015 Annual Report is enclosed.

Sincerely yours,

Walter C. Zable

Executive Chair of the Board

PARTICIPATE IN THE FUTURE OF CUBIC CORPORATION; CAST YOUR VOTE RIGHT AWAY

It is very important that you vote to play a part in the future of Cubic Corporation. New York Stock Exchange ("NYSE") rules state that if your shares are held through a broker, bank or other nominee, they cannot vote on your behalf on non-discretionary matters.

Please cast your vote right away on all of the proposals listed below to ensure that your shares are represented.

Proposals which require your vote

		More information	Board recommendation

PROPOSAL 1	Election of directors	Page 3	FOR each nominee

PROPOSAL 2	Amend the Company's Amended and Restated Certificate of Incorporation to eliminate restrictions on removal of directors	Page 11	FOR

PROPOSAL 3	Approval, on an advisory basis, of Cubic Corporation's named executive officer compensation	Page 12	FOR

PROPOSAL 4	Ratification of Ernst & Young LLP as Cubic Corporation's independent public accountant for 2016	Page 30	FOR

Vote right away

Even if you plan to attend this year's meeting, it is a good idea to vote your shares now, before the meeting, in the event your plans change. Whether you vote by internet, by telephone or by mail, please have your proxy card or voting instruction form in hand and follow the instructions.

By internet using your computer	By telephone	By mailing your proxy card

Visit 24/7 www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903 or by calling the number provided by your broker, bank or other nominee if your shares are not registered in your name	Cast your ballot, sign your proxy card and send free of postage

TO ENSURE YOUR REPRESENTATION AT THE MEETING,
PLEASE DATE, SIGN AND MAIL PROMPTLY
THE ENCLOSED PROXY, FOR WHICH
A RETURN ENVELOPE IS PROVIDED.
YOU MAY ALSO VOTE BY
TELEPHONE OR ONLINE. SEE
ATTACHED INSTRUCTIONS FOR VOTING.

Notice of Annual Meeting

The 2016 Annual Meeting of Shareholders of Cubic Corporation will be held in the Main Conference Room at the Headquarters of the Company, at 9333 Balboa Avenue, San Diego, California 92123, on February 22, 2016, at 11:30 a.m. Pacific Time, for the following purposes:

1.
To elect eight directors for the ensuing year: Walter C. Zable, Bruce G. Blakley, Bradley H. Feldmann, Edwin A. Guiles, Janice M. Hamby, Steven J. Norris, Robert S. Sullivan and John H. Warner, Jr.;
2.
To amend the Company's Amended and Restated Certificate of Incorporation to eliminate restrictions on removal of directors;
3.
To consider and vote upon, on an advisory basis, the compensation of the Company's executive officers;
4.
To confirm the selection of Ernst & Young LLP as the Company's independent registered public accountants for fiscal year 2016; and
5.
To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

Only shareholders of record at the close of business on December 31, 2015 will be entitled to vote at the meeting. The transfer books will not be closed.

By Order of the Board of Directors

James R. Edwards

Secretary

San Diego, California
 January 19, 2016

PRINCIPAL EXECUTIVE OFFICE
9333 Balboa Avenue
San Diego, California 92123

Proxy Statement

We encourage your personal attendance.

Proxies in the form enclosed and/or as shown at www.proxyvote.com are solicited by the Board of Directors (the "Board") for use at the Annual Meeting of Shareholders to be held in San Diego, California, on February 22, 2016, and at any adjournments or postponements of the meeting. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person, and any shareholder giving a proxy has the right to revoke it at any time before it is exercised, by filing with the Secretary of Cubic Corporation ("Cubic" or the "Company") a written revocation or duly executed proxy bearing a later date. The proxy will be suspended if the shareholder is present at the meeting and elects to vote in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on February 22, 2016.

This proxy statement and our Annual Report are available electronically at www.proxyvote.com.

OUTSTANDING SHARES AND VOTING RIGHTS

A quorum of shareholders is required. A quorum exists if a majority of the outstanding shares are represented by shareholders present at the meeting or by proxy. Abstentions and broker non-votes will be counted towards the quorum requirement. 26,964,099 shares of our common stock were outstanding at December 31, 2015, which is the record date for voting.

Each holder of common shares is entitled to one vote for each share. Votes will be counted by the Inspector of Elections. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Advisory votes are not binding, but the Board will consider the outcome of such votes when making future decisions. Broker non-votes count to determine a quorum but otherwise have no effect and are not counted towards the vote total for any proposal. Proxies without authority to vote will also not be counted in votes cast. Directors are to be elected by a plurality vote. Proposal 2 requires the affirmative vote of at least 66 2/3% of the outstanding shares of the Company's common stock. All other proposals require an affirmative vote of a majority of shares having voting power, present in person or represented by proxy.

There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Annual Meeting.

The approximate date on which the proxy statement and form of proxy are first being sent to shareholders is January 19, 2016.

OWNERSHIP OF COMMON STOCK

The following table sets forth information regarding the beneficial ownership of our common stock as of December 31, 2015 for:

•
each person, or group of affiliated persons, known to us to own beneficially 5% or more of our outstanding common stock;

•
each of our directors;

•
each of our named executive officers; and

•
all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (the "SEC"). Under these rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any options, warrants or other rights. Shares subject to options, warrants or other rights are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated below and under applicable community property laws, we believe that the beneficial owners identified in this table have sole voting and investment power with respect to all shares shown below.

For the purpose of calculating the percentage of shares beneficially owned by any shareholder, this table lists applicable percentage ownership based on 26,964,099 shares of common stock outstanding as of December 31, 2015.

Unless otherwise indicated below, the address for each named director and executive officer is c/o Cubic Corporation, 9333 Balboa Avenue, San Diego, California 92123.

Name of Beneficial Owner	Shares beneficially owned	Percent Owned (%)

5% Shareholders
Wellington Management Co. LLP(1)	2,009,052	7.5
BlackRock, Inc.(2)	1,935,761	7.2
The Vanguard Group(3)	1,563,350	5.8
Directors and Executive Officers
Walter C. Zable(4)	1,985,328	7.36
Bruce G. Blakley(5)	10,226	*
Bradley H. Feldmann(6)	10,773	*
Edwin A. Guiles(5)	10,226	*
Janice M. Hamby	0	0
Steven J. Norris	1,262	*
David R. Schmitz	2,294	*
Stephen O. Shewmaker(7)	14,896	*
Robert S. Sullivan	10,226	*
John D. Thomas(8)	15,747	*
William J. Toti	956	*
John H. Warner, Jr.(5)	10,226	*
All directors and executive officers as a group (16 persons)(9)	2,083,606	7.73

*
Less than 1%.
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OWNERSHIP OF COMMON STOCK

(1)
Based solely on information made available to Cubic through the NYSE as of December 31, 2015. The address of Wellington is 280 Congress Street, Boston, MA 02210.

(2)
Based solely on information made available to Cubic through the NYSE as of December 31, 2105. The address of BlackRock Fund Advisors is 40 East 52nd Street, New York, NY 10022.

(3)
Based solely on information made available to Cubic through the NYSE as of December 31, 2015. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, V26, Malvern, PA 19355.

(4)
Includes 164,229 shares in the aggregate owned by three trusts for Mr. Zable's three daughters; 1,776,748 shares owned by the Walter C. Zable Trust U/A/D dated 2/7/06; and 24,351 shares owned by the W. Zable GST Trust. Mr. Zable has voting and investment power over such shares as the trustee of such trusts, and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 20,000 shares held by the Walter C. Zable and Stefanie A. Zable Family Foundation. Mr. Zable is the sole trustee of the Foundation and has voting and investment power over such shares, but has no pecuniary interest in such shares and disclaims beneficial ownership of such shares.

(5)
Includes 4,500 vested options to purchase common stock.

(6)
Includes 10,773 shares held in the Feldmann Family Trust Dated 04/20/12. Mr. Feldmann shares voting and investment powers over such shares as one of the two co-trustees of such trust, and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(7)
Includes 510 shares held in Mr. Shewmaker's IRA account and 14,896 shares held in the Shewmaker Family Trust.

(8)
Includes 1152 shares owned indirectly through Mr. Thomas' 401(k); 970 shares held in the John David Thomas 1998 Trust, and 13,625 shares held in the Thomas Family 2009 Trust.

(9)
Includes 13,500 vested options to purchase common stock.

PROPOSAL 1:
ELECTION OF DIRECTORS

Our Board of Directors has eight members who are to be elected by a plurality vote at the Annual Meeting, each to hold office for one year and until his successor is elected. The Nominating and Corporate Governance Committee and the Board have unanimously recommended the election of the eight directors listed below. Six nominated directors are independent ("Independent Directors") and two are executive employees of the Company. Proxy holders will, unless authorization to do so is withheld, vote the proxies received by them for the election of the listed directors, in accordance with this proxy authorization, reserving the right, however, to distribute, in their discretion, their votes of uncommitted proxies among the Board nominees. The proxies cannot be voted for a greater number of persons than the number of nominees named. Although it is not contemplated that any nominee will be unable to serve as a director, in such event, the proxies will be voted by the proxy holders for such other persons as may be designated by the Board of Directors.

CUBIC CORPORATION – 2016 Proxy Statement 3

THE BOARD OF DIRECTORS

Corporate Governance

The Company's Corporate Governance Guidelines and the Charters of the Audit and Compliance Committee, the Executive Compensation Committee, the Nominating and Corporate Governance Committee, the Classified Business Oversight Committee and the Ethics and Corporate Responsibilities Committee, the Ethical Conduct Policies, including those applicable to our principal executive, financial and accounting officers, and our Employee Conflicts of Interest Policy, are all available on our website: cubic.com/Investor-Relations/Corporate-Governance. The information contained on our website is not incorporated by reference in, or considered part of, this proxy statement.

Director Continuing Education

Upon joining the Board, directors are provided with an orientation about the Company, including our business operations, strategy and governance. Directors may attend outside director continuing education programs sponsored by educational and other institutions to assist them in staying abreast of developments in corporate governance and critical issues relating to the operation of public company boards. Members of our senior management regularly review with the Board the strategy and operating plan of each of the business segments and the Company as a whole. The Board also conducts periodic visits to our facilities as part of its regularly scheduled Board meetings.

Director Compensation

Independent Directors receive an annual retainer of $50,000. The Lead Independent Director receives an additional annual retainer of $25,000. Each Nominating and Governance Committee member receives an additional annual retainer of $5,000, with the Chair of the Nominating and Governance Committee receiving an additional annual retainer of $5,000. Each Executive Compensation Committee member receives an additional annual retainer of $7,500, with the Chair of the Executive Compensation Committee receiving an additional annual retainer of $7,500. Each Audit and Compliance Committee member receives an additional annual retainer of $10,000, with the Chair of the Audit and Compliance Committee receiving an additional annual retainer of $10,000. The Classified Business Oversight Committee Chair and each non-employee director member receives an additional annual retainer of $5,000. Each member of the Ethics and Corporate Responsibility Committee receives an additional annual retainer of $5,000, with the Chair of the Ethics and Corporate Responsibility Committee receiving an additional annual retainer of $5,000. Admiral Hamby's employment with the National Defense University restricts the receipt of outside compensation to $27,225, so her director compensation is appropriately limited.

Independent Directors, other than Admiral Hamby, also participate in the Company's equity plans. Each of Mr. Blakley, Mr. Guiles and

Dr. Warner holds fully vested options to purchase 4,500 shares of common stock that were granted upon their initial election to the Board with an exercise price equal to the fair market value on the date of the grant. No additional options have been granted to new or existing directors since 2008. In fiscal year 2015, each Independent Director received an award of 1,560 restricted stock units ("RSUs"), except Admiral Hamby. Admiral Hamby's employment with the National Defense University restricts the receipt of outside compensation to $27,225. She has elected to receive her compensation in cash, up to the restricted amount, and has declined receipt of any stock awards. The Independent Directors' awards vest in two equal installments on each of October 1, 2015 and 2016. All of the Independent Directors' RSUs will also vest in full upon a change in control of the Company.

Employee directors receive no additional compensation for their service as directors. All Independent Directors are reimbursed for travel expenses.

Directors are also allowed to defer some or all of their cash compensation. Two directors elected to defer all of their cash compensation and one director elected to defer 50% of her cash compensation during fiscal year 2015.

Independent Director Compensation
Fiscal Year 2015

The following table sets forth a summary of the compensation paid to our Independent Directors pursuant to the Company's compensation policies for fiscal year 2015.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	Total ($)

Bruce G. Blakley	77,500	75,000	–	152,500
Edwin A. Guiles	67,500	75,000	–	142,500
Janice M. Hamby	27,225	–	–	27,225
Steven J. Norris	65,000	75,000	–	140,000
Robert S. Sullivan	105,000	75,000	–	180,000
John H. Warner, Jr	80,000	75,000	–	155,000

(1)
Our executive directors, Messrs. Zable and Feldmann, receive no additional compensation for their service as directors and are not included in this table.
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THE BOARD OF DIRECTORS

(2)
This column represents the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of the RSUs granted in fiscal year 2015. These amounts generally reflect the amount that the Company expects to expense in its financial statements over the award's vesting schedule, and do not correspond to the actual value that will be realized by the Independent Directors. For additional information on the valuation assumptions used in the calculation of these amounts, refer to note 1 to the financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2015, as filed with the SEC. The aggregate number of RSUs outstanding as of September 30, 2015 held by each Independent Director was as follows: Mr. Blakley (4,957); Mr. Guiles (4,957); Admiral Hamby (0) Mr. Norris (4,016); Dr. Sullivan (4,957); and Dr. Warner (4,957). As of September 30, 2015, each of Mr. Blakley, Mr. Guiles and Dr. Warner held vested options to purchase 4,500 shares of the Company's common stock.

(3)
In fiscal year 2015, three of the Independent Directors elected to participate in the Cubic Corporation Amended and Restated Deferred Compensation Plan. Earnings are not reported in the Independent Director Compensation Table because the earnings are not above market or preferential.

Meetings

The Board met twelve times last fiscal year. Each director attended at least 75% of all Board meetings and at least 75% of all meetings of Board committees on which such director served that were held during such director's term of service, except Admiral Hamby who missed 3 of the 8 Board meetings for which she was eligible to attend, due to illness or schedule conflicts, and one of the two Committee meetings for which she was eligible to attend, due to illness.

Independent Directors regularly meet without management present at the conclusion of each regular Board meeting and the Audit and Compliance Committee meetings and at other times as necessary. The Lead Independent Director, Dr. Sullivan, chairs these sessions for the Board, and Mr. Blakley chairs these sessions for the Audit and Compliance Committee.

The Board encourages its members to attend the Annual Meeting of Shareholders. The 2015 annual meeting was attended by all directors.

The Board Unanimously Recommends You Vote "FOR" Each Of The Eight Nominees Listed Below.

Management Directors

Walter C. Zable, 69, director since 1976. Executive Chair of the Board.
Bradley H. Feldmann, 54, director since 2014.

Independent Directors

The Nominating and Corporate Governance Committee has determined and the Board has agreed that the following Independent Directors meet the independence standards of the NYSE and the categorical independence standards adopted by the Company's Board as defined in the Company's Corporate Governance Guidelines.

Bruce G. Blakley, 70, director since 2008.
Edwin A. Guiles, 66, director since 2008.
Janice M. Hamby, 58, director since 2015.
Steven J. Norris, 70, director since 2014.
Robert S. Sullivan, Ph.D., 71, director since 2004.
John H. Warner, Jr., Ph.D., 74, director since 2007.

Special Board Qualifications

The Nominating and Corporate Governance Committee and the Board believe the nominees are qualified to serve and should be elected in light of our business and structure because of the following specific experience, qualifications, attributes or skills.

Walter C. Zable.    Mr. Zable is Executive Chair of the Board. He was appointed to the position in June 2012 and has served as a director and Vice Chair of the Board since 1976. Mr. Zable is a member of the Classified Business Oversight Committee. He also served as Vice President of Cubic from 2003 to June 2012, and Chair of the Board of Cubic Transportation Systems, Inc. ("CTS"), a wholly-owned subsidiary of Cubic from 2003 to June 2012. Beginning in 1976, he held a variety of management positions with increasing responsibilities in the defense segment. He is the son of the late Walter J. Zable, founder of Cubic.

The Board believes that Mr. Zable's extensive knowledge of the Company and his wealth of experience in the technology industry provide him with the background to be the Executive Chair of the Board.

Bruce G. Blakley.    Mr. Blakley is an Independent Director and assumed this role in 2008. He is a CPA and is Chair of Cubic's Audit and Compliance Committee and is one of the Company's Audit and Compliance Committee Financial Experts. He also is a member of the Executive Compensation Committee. Mr. Blakley was an audit partner and, from 1996 to 1998, was Managing Partner in the San Diego office of the national accounting firm Coopers & Lybrand (PricewaterhouseCoopers since 1998). He was employed there in auditing private and public companies and consulting with their boards of directors and executives for 32 years until his retirement in 2005. He maintains his CPA license, teaches at the University of California, San Diego, and serves as a director of a privately held manufacturing company. He previously served as a Director and Chair of the Audit Committee of Excel Trust, Inc. from April 2010 to August 2015 and as Board Chair of The San Diego Foundation, a non-profit organization with over $575 million in assets, including as Chair of its Finance, Audit and Executive Committees, and as a Director of The San Diego Foundation for 14 years.

The Board believes that Mr. Blakley's public, private and non-profit business experience and his academic experience provide him with the background to be a key contributor as a member of our Board, particularly regarding financial matters of Cubic.

CUBIC CORPORATION – 2016 Proxy Statement 5

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THE BOARD OF DIRECTORS

Bradley H. Feldmann.    Mr. Feldmann was named Chief Executive Officer ("CEO") of Cubic in July 2014 and has served as President of Cubic since January 2013. Mr. Feldmann was appointed as a director in May 2014, and is a member of the Classified Business Oversight Committee. He also served as Chief Operating Officer of Cubic from January 2013 to July 2014. Prior to that, he was President of the companies comprising the Cubic Defense Systems segment, a role he assumed in 2008. He previously worked at Cubic Defense Systems from 1989 to 1999. Prior to rejoining Cubic in 2008, Mr. Feldmann held senior leadership positions at OMNIPLEX World Services Corporation and ManTech International. He is a Fellow of the National Association of Corporate Directors, a member of the Aerospace Industries Association Board of governors, and serves on the Board of the National Defense Industrial Association.

The Board believes that Mr. Feldmann's experience in the defense industry as well as his increased role leading the Company in recent years and history of executive management at similar companies provide him with the background to be a key member of our Board.

Edwin A. Guiles.    Mr. Guiles is as an Independent Director who serves on the Executive Compensation Committee and the Audit and Compliance Committee, and is one of the Company's Audit and Compliance Committee Financial Experts. He retired in 2009 as Executive Vice President – Corporate Development of Sempra Energy, a Fortune 400 company. From 2000 to 2006 Mr. Guiles was Chair and CEO of Sempra Energy's utilities San Diego Gas & Electric Company (SDG&E) and Southern California Gas Company. He held a variety of management positions since joining SDG&E in 1972. At SDG&E he held increasingly important jobs including managing its natural gas pipeline transmission system, and administration of its 20% ownership interest in the San Onofre Nuclear Generating System. Since 2008, he has also been a director of the California Water Service Group.

The Board believes that as an executive in a highly regulated industry, Mr. Guiles brings unique governmental relations experience to the Board. He is also very knowledgeable in risk management, which is attracting close scrutiny at this time. Mr. Guiles' public and non-profit business experience provides him with the background to provide critical insight as a member of the Board, particularly regarding financial, risk and government related matters for Cubic.

Janice M. Hamby.    Admiral Hamby is an Independent Director who joined the Board in April 2015. She serves on the Classified Business Oversight Committee and the Ethics and Corporate Responsibilities Committee. Admiral Hamby retired as a U.S. Navy Rear Admiral in 2012, and is an information technology expert with more than 30 years of experience in the U.S. Navy cybersecurity arena, most recently as a deputy chief information officer for the U.S. Department of Defense from 2011 to 2012. Prior to that she served as Vice Director, Command, Control, Computers and Communications for the Joint Chiefs of Staff. She is currently the Chancellor at the Information Resources Management College (IRMC/iCollege), National Defense University in Washington, D.C., a position she has held since October 2014. Admiral Hamby served twice as commanding officer of critical telecommunications and technology services organizations, on the staff of the chairman of the Joint Chiefs of Staff, and commander of Multi-National Force in Iraq.

The Board believes that Admiral Hamby's background in directing and implementing cyber security systems in complex organizations as well as her leadership abilities provide her with the background to be a key contributor as a member of our Board.

Steven J. Norris.    Mr. Norris is a recognized authority on transport and infrastructure issues and serves as the Chair of the Ethics and Corporate Responsibility Committee and a member of the Nominating and Corporate Governance Committee. Before joining the Cubic Board, he served as a member of the Cubic Transportation Systems strategic advisory board. He is the chair of Soho Estates, one of the largest real estate operations in the United Kingdom, and was appointed chairman of Driver Group PLC in March 2015. He also serves as the president of ITS UK, the sister organization of ITS US, which represents transport technology business in their respective countries. Mr. Norris became a Member of Parliament in 1983 and remained in government service until 1997. While serving as parliamentary under secretary of state for transport and minister for transport in former Prime Minister Sir John Major's government, Norris was responsible for the Jubilee Line Extension, the largest extension of the London Underground network to date. He is also a former member of the board of Transport for London which operates the London public transit system.

The Board believes that Mr. Norris's global experience in business with a focus in the transportation industry provides key knowledge and background as a member of the Board.

Robert S. Sullivan, Ph.D.    Dr. Sullivan is the Lead Independent Director and has served in this role since 2004. He is Chair of the Executive Compensation Committee and a member of the Audit and Compliance Committee and the Nominating and Governance Committee. Since 2003, he has been Dean of the Rady School of Management, University of California, San Diego. He also serves as a Director for American Assets Trust, Inc., a publicly traded company. From 1998 through 2002 he was Dean of the Kenan-Flagler Business School, University of North Carolina, Chapel Hill. Between 1976 and 1998 Dr. Sullivan served in a variety of senior positions at the University of Texas and at Carnegie Mellon University. He was a Director of Stewart and Stevenson Services, Inc. and Chair of its board of directors from 1999 to 2003. He also served on its Compensation, Audit, Executive and Nominating Committees from 1992 to 2006 when it was acquired and became a subsidiary of Armor Holdings. Prior to its acquisition this publicly held company was a designer and manufacturer of tactical vehicle systems for the U.S. military. At that time it employed 1,245 people and its fiscal 2006 sales exceeded $726 million. Dr. Sullivan received the Distinguished Contribution Award for Technology Innovation at the 2014 CONNECT MIP awards and was honored as Director of the Year for 2012 in the category of Corporate Governance by the Corporate Directors Forum.

The Board believes that Dr. Sullivan's public and private business and board experience, together with his academic executive experience provide him with the insight and background to be an important contributor to the Board.

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THE BOARD OF DIRECTORS

John H. Warner, Jr., Ph.D.    Dr. Warner is an Independent Director who has served on the Board since 2007. He is a member of the Audit and Compliance Committee and Chair of both the Nominating and Corporate Governance Committee and the Classified Business Oversight Committee. He retired in June 2007 from Science Applications International Corporation ("SAIC") where he was a director for 18 years and Executive Vice President and Chief Administrative Officer, having begun employment there in 1973. At SAIC he advanced to positions with increasing line responsibilities including executive management and EVP of organizations with more than 13,500 employees and annual revenues over $1.6 billion. During his career at SAIC, he was responsible for starting and growing the military training business for the U.S. Army and Navy as well as international customers. Prior to SAIC, he was employed by TRW for about 6 years in military software development and systems analysis business. His business experience is mainly in the areas of systems integration, software development and information technology, electronics, communications, security and service support. His experience includes contract activities and product sales for both domestic and international government customers and some commercial businesses. Dr. Warner has direct experience with many of Cubic's current customers as well as customers Cubic seeks to obtain. Dr. Warner also served six years as a member of the Board of Trustees for Scripps Health, a $2.5 billion per year San Diego healthcare company. He chaired its Compensation and Human Resources Committee and was a member of its Finance and Investment Committees. He currently serves on the board of directors of TREX Enterprises, a small private defense and homeland security R&D company, where he is a member of the Audit Committee, and ICW Group, a private insurance company. At ICW Group, he is a member of the Audit Committee.

The Board believes Dr. Warner's business experience and his public and private company board experience make him a valuable member of the Board.

Board Committee Members

Name	Audit & Compliance	Nominating & Corporate Governance	Executive Compensation	Ethics and Corporate Responsibility	Classified Business Oversight

Bruce G. Blakley	*X		X
Bradley H. Feldmann					X
Edwin A. Guiles	X		X
Janice M. Hamby				X	X
Steven J. Norris		X		*X
Robert S. Sullivan	X	X	*X
John H. Warner, Jr.	X	*X		X	*X
Walter C. Zable					X

*
Chair

Communications with Directors

Any interested person may communicate in writing by mail at any time with the whole board, the Independent Directors or any individual director addressed to "Board of Directors" or "Independent Directors" or to a named director, c/o Corporate Secretary, 9333 Balboa Avenue, San Diego, CA 92123 or by e-mail to CorporateSecretary@Cubic.com. All communications will be promptly relayed to the appropriate directors. The Corporate Secretary will coordinate responses, if any.

CUBIC CORPORATION – 2016 Proxy Statement 7

EXECUTIVE OFFICERS

In addition to the directors who are executive officers, the following executive officers also serve at the pleasure of the Board:

John D. Thomas, 62. Mr. Thomas is Executive Vice President and Chief Financial Officer ("CFO") of Cubic. He was appointed to the position in January 2013. In this role, Mr. Thomas is responsible for all aspects of the Company's financial strategies, processes and operations, including corporate development, risk management, investor relations, corporate communications, and global manufacturing and procurement. Prior to his current position, Mr. Thomas served as Senior Vice President Finance and Corporate Development since June 2012. He has played a critical role in helping to build the Company through multiple acquisitions that have significantly diversified the Company and have been instrumental in helping to make the Company a leader in its two main operating business segments, Cubic Transportation Systems ("CTS") and Cubic Global Defense ("CGD"). In addition, he was instrumental in structuring and negotiating the largest contract in the Company's history for the Prestige (Oyster) smart card ticketing contract with Transport for London and other partners. He was Vice President Finance since 1994 and also Vice President Corporate Development since 2008. He has held a variety of corporate management positions with the Company since 1980. Prior to joining Cubic, he held positions with Aramark Corporation and Crocker Bank. Mr. Thomas also serves on the Board of Directors of The Walter J. and Betty C. Zable Foundation.

Matthew. J. Cole, 36. Mr. Cole is Senior Vice President of Cubic and President of the companies comprising the CTS segment, since October 2015. Prior to that he held a variety of increasingly responsible roles at CTS since he joined in 2003, most recently serving as Executive Vice President/Deputy for Strategy, Business Development and Diversification and in key roles worldwide including in Australia and the U.K. Before joining Cubic, Mr. Cole held various financial positions with large public and private companies such as British Airways, Schlumberger, First Choice and Endemol.

James R. Edwards, 64. Mr. Edwards is Senior Vice President, General Counsel and Secretary of Cubic. He was appointed to the position in June 2012. Prior to his current position, he was Vice President, General Counsel and Secretary since January 2012. He joined Cubic in February 2008 as Vice President, General Counsel and Secretary of Cubic's CTS segment. Prior to joining Cubic, Mr. Edwards served as Senior Vice President and General Counsel of Kratos Defense; Senior Legal Counsel for Qualcomm Incorporated; Vice President, General Counsel and Secretary of General Atomics; and General Counsel and Secretary of Logicon, Inc.

Mark A. Harrison, 58. Mr. Harrison is Senior Vice President and Corporate Controller of Cubic. He was appointed to the position in June 2012. His prior roles at Cubic include Vice President and Corporate Controller from 2004 to June 2012, Vice President – Financial Planning and Accounting from 2000 to 2004, and Assistant Corporate Controller and Director of Financial Planning from 1991 to 2000. Since 1983, Mr. Harrison has held a variety of financial positions with Cubic. From 1980 to 1983 he was a Senior Auditor with Ernst & Young.

Gregory L. Tanner, 57. Mr. Tanner is Vice President and Treasurer of Cubic. He has served as Treasurer since 2007 and was named a Vice President in October 2014. He was Assistant Treasurer from 1998 to 2007 and joined Cubic's Treasury Department in 1990. Prior to joining Cubic, Mr. Tanner worked as a financial analyst at San Diego Gas & Electric Company and at IMED Corporation.

William J. Toti, 58. Mr. Toti is Senior Vice President of Cubic and President of the companies comprising the CGD segment since July 2015, and served as Senior Vice President of Cubic and President of the Mission Support Services segment before it was combined with the Cubic Defense Systems segment to form CGD. Prior to joining Cubic in 2014, he served as vice president and account executive for the U.S. Navy and U.S. Marine Corps accounts for HP Enterprise Services. Before joining HP, Mr. Toti was vice president of Mission Support Operations at Raytheon Company. He also served more than 26 years in the U.S. Navy.

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BOARD COMMITTEES

Audit and Compliance Committee

The Audit and Compliance Committee members are Messrs. Blakley (Chair) and Guiles and Drs. Sullivan and Warner. The committee met twelve times during fiscal year 2015. Each member is independent as defined under Section 303A.02 of the NYSE Listed Company Manual, Section 10A-3 under the Securities Exchange Act of 1934, as amended, and in our Corporate Governance Guidelines and is financially literate. Mr. Blakley and Mr. Guiles are our Audit and Compliance Committee Financial Experts with extensive accounting experience.

The committee oversees the Company's financial reporting process. It is responsible for the appointment, retention and termination of the independent auditors and their compensation. It resolves any disputes between management and the auditors. It pre-approves all audit and non-audit services according to a written plan and budget submitted by the auditors. It meets at least quarterly with the auditors and reviews their periodic reports. The committee discusses with the auditors the scope and plan for the audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs.

No Independent Director has been a member of an audit committee of any other publicly-held company except Mr. Blakley who previously served as chair of an audit committee for a publicly held real estate investment trust until August 2015. The trust is unrelated to Cubic and its subsidiaries and does not present any conflicts of interest for Cubic or the industry in which it operates.

Report of the Audit and Compliance Committee

The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The committee selected Ernst & Young LLP as the independent registered public accountants ("Accountants") of the Company for fiscal year 2015. The committee has reviewed and discussed with management and the Accountants the audited financial statements of the Company for the fiscal year ended September 30, 2015. The committee met with the Accountants on numerous occasions and discussed the matters required to be discussed under generally accepted auditing standards and the matters listed in Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 16 (Communications with Audit Committees), and has received from the Accountants the written disclosures and the letter required by the PCAOB (Independence Discussions with Audit Committees), and has discussed with the Accountants their independence.

Based on its review of the audited financial statements for fiscal year 2015 and its discussions with management and the Accountants, the committee recommended to our Board of Directors that the 2015 audited financial statements be included in the Company's Annual Report on Form 10-K.

Audit and Compliance Committee
Bruce G. Blakley, Chair
Edwin A. Guiles
Dr. Robert S. Sullivan
Dr. John H. Warner, Jr.

Executive Compensation Committee

The Executive Compensation Committee members are Dr. Sullivan (Chair), and Messrs. Blakley and Guiles. The committee met three times during fiscal year 2015. Each of the members of the committee is independent as defined under Section 303A.02 of the NYSE Listed Company Manual.

The committee's role is to establish and oversee the Company's executive compensation programs and to oversee the amounts set aside for annual bonus and profit sharing contributions. Members of the committee annually review and approve goals and objectives relevant to compensation for the executive officers and principal officers of principal subsidiaries, evaluate each executive's performance in light of those goals and objectives, and either as a committee or together with the other Independent Directors of the Board, determine and approve the executives' compensation based on that evaluation.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2015, Dr. Sullivan and Messrs. Blakley and Guiles did not serve either as a director or as a member of the compensation committee of any other entity whose executive officers served either as a director or as a member of the Executive Compensation Committee of the Company. Therefore, there were no "interlocks" with other companies within the meaning of the proxy rules of the Securities and Exchange Commission. No member of the committee is a former or current officer or employee of Cubic or any of its subsidiaries. See also the section "Executive Compensation and Other Information" later herein.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee members are Drs. Warner (Chair) and Sullivan and Mr. Norris. The committee met three times during fiscal year 2015. The committee's policy is to consider recommendations of shareholders which are received by the Corporate Secretary at least 120 days prior to one year from the date of the mailing of notice of the previous annual meeting of shareholders. Recommendations of candidates who have at least 20 years of management and defense or transportation industry experience with a company with sales of at least 75% of that of Cubic, or who could bring appropriate diversity to the Board, or who possess other relevant qualifications (for example finance and accounting, cyber security and marketing) would be preferred. If a vacancy in the Board occurs, the committee seeks recommendations from the Board and senior management personnel. The committee will also review any security holder recommendations on file. It screens and personally interviews appropriate candidates. Selected candidates may meet with additional Board members, certain members of management and the Executive Chair of the Board. The Committee evaluates responses and recommends to the full Board the name of any candidate it feels should become a nominee for election or appointment.

The governance responsibilities of the committee include tracking important legal and regulatory changes and new concepts in public company governance. Governance topics include annual Board and committee evaluations, Board composition, Board committee structure and Board refreshment as well as executive management and Board succession.

In conjunction with the Audit and Compliance Committee and the Board, the committee also addresses our legal compliance efforts in certain complex areas, such as export control, antitrust and foreign corrupt practices. In conjunction with the Audit and Compliance Committee and the Board, it is cognizant of enterprise risk. In its

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BOARD COMMITTEES

analysis, enterprise risk does not necessarily include the hundreds of risks which, if encountered, could be mitigated without substantial harm to our business segments. Instead, the concern is to identify, and have a plan to respond to, those few issues which could seriously impact our, or one of our material divisions' short or long term ability to continue normal operations.

Classified Business Oversight Committee

The Classified Business Oversight Committee members are Dr. Warner (Chair), Mr. Feldman and Mr. Zable and Admiral Hamby, who joined the committee when she was appointed Director in 2015. The Committee held one meeting in fiscal year 2015. The purpose of the committee is to provide oversight of the Company's business activities that for purposes of national security have been designated as classified by the United States government.

Ethics and Corporate Responsibility Committee

The committee members are Mr. Norris (Chair), Admiral Hamby and Dr. Warner. The committee was formally chartered by the Board of Directors on August 4, 2015. The Committee held its first meeting in November 2015. The purpose of the committee is to review and recommend to management and the Board objective policies and procedures that best serve Cubic's and its shareholders' interests in maintaining a business environment to high standards of ethics, integrity and compliance in the area of corporate responsibility, including topics such as conflict minerals, human trafficking, human testing, employee relations, health and safety, political participation and environmental stewardship.

Risk Management

The Audit and Compliance Committee reviews and approves the procedures adopted and conclusions reached by our management Enterprise Risk Group ("ERG") and discusses with the chair of the ERG, or the ERG itself, major risk exposures and the steps that have been taken to monitor and control such exposures.

Matters of risk management are brought to the attention of the Audit and Compliance Committee by the General Counsel, who chairs the ERG, and the Director of Internal Audit. The ERG reviews and assesses perceived risks to the enterprise as a whole and its two major subsidiaries. It works with relevant managers and develops mitigation and remediation plans. Periodic reports are made.

We have an ERG for the parent company and sub-groups for both of our business segments. Each group consists of its senior officers who meet periodically to identify, assess and rank the perceived severity of risks unique to their businesses. Appropriate mitigation plans and training will be implemented. To date, the ERG has not identified any risks, capable of control, which it believes cannot be reasonably controlled or mitigated.

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PROPOSAL 2:
AMEND THE COMPANY'S AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION TO
ELIMINATE RESTRICTIONS ON REMOVAL OF DIRECTORS

The Board Unanimously Recommends That You Vote "FOR" This Proposal

Background of Proposal

The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") currently provides that directors may be removed by the stockholders only for cause and only by the affirmative vote of the holders of at least 66 and 2/3% of the Company's common stock. The Court of Chancery of the State of Delaware held in a case construing the certificate of incorporation of another Delaware corporation that if a Delaware corporation has neither a staggered board nor provides for cumulative voting in the election of directors, provisions of the corporation's certificate of incorporation and bylaws providing that directors may be removed only "for cause" are contrary to Section 141(k) of the General Corporation Law of the State of Delaware and are therefore invalid and unenforceable. While this was not a decision by the Delaware Supreme Court and thus is not binding on other Delaware courts, because the Company does not have a staggered board or cumulative voting in the election of directors, the decision raises a question whether the portion of Article 12 of the Certificate of Incorporation which provides that directors may be removed by the stockholders only for cause is valid and enforceable. While this ruling did not address the validity and enforceability of the provision of Article 12 that directors can be removed only by the affirmative vote of the holders of at least 66 and 2/3% of the Company's common stock (and indeed the validity of such a provision was recently upheld in different litigation in the Delaware Court of Chancery), after review, the Nominating and Corporate Governance Committee and the Board have determined that it is advisable and in the best interests of the Company and its stockholders to eliminate both the provision of Article 12 of the Certificate of Incorporation that directors can be removed only for cause and the provision of Article 12 of the Certificate of Incorporation that directors can be removed only by the affirmative vote of the holders of at least 66 and 2/3% of the Company's common stock. As a result, the Board has approved, and recommends that the stockholders adopt, an amendment to the Certificate of Incorporation which removes Article 12 in its entirety from the Certificate of Incorporation. If Article 12 is removed from the Certificate of Incorporation, directors may be removed by the stockholders with or without cause by the holders of a majority of the Company's common stock.

If approved, the proposed amendment to the Certificate of Incorporation would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which the Company would do promptly after stockholder approval is obtained for the proposed amendment.

The Certificate of Amendment to the Certificate of Incorporation is attached to this Proxy Statement as Appendix A.

We urge your vote to adopt the proposed amendment to the Certificate of Incorporation. The affirmative vote of the holders of at least 66 2/3% of the outstanding shares of the Company's common stock is needed to adopt the proposed amendment.

CUBIC CORPORATION – 2016 Proxy Statement 11

PROPOSAL 3:
ADVISORY VOTE TO APPROVE EXECUTIVE
OFFICER COMPENSATION

The Board Unanimously Recommends That You Vote "FOR" This Proposal

The Board is seeking your approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis and other related tables and disclosure. Accordingly, the Board recommends that you vote "FOR" the following resolution:

  "Resolved, that the compensation of Cubic's named executive officers during fiscal year 2015, as described in its proxy statement for its 2016 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis and other related tables and disclosure, is hereby approved."

This proposal, commonly known as a "say-on-pay" proposal, gives you the opportunity to express your views on the Company's executive compensation practices. Because your vote is advisory, it will not be binding upon the Board. However, the Executive Compensation Committee will consider the outcome of the vote when making future executive compensation decisions. At our 2015 Annual Meeting, shareholders approved our Executive Compensation policies by a strong majority, with approximately 91% of shareholder votes cast in favor of our 2015 Say-on-Pay resolution (excluding abstentions and broker non votes). We currently expect to bring a similar proposal to you at each annual meeting of shareholders.

As described more fully in the Compensation Discussion and Analysis herein, the Company evaluates executive officer compensation in several different ways, including reviewing market survey compensation data, reviewing customized compensation information for companies of comparable size and complexity and receiving advice and recommendations from the Chief Executive Officer for executives other than himself. These multiple bases of review and evaluation help our Executive Compensation Committee oversee an executive compensation program that is competitive yet closely tied to the Company's and each executive officer's performance. Additionally, the Company's annual bonus program recognizes and rewards the success of executives who manage performance to achieve the short-term goals set for them every year by the Company and the Executive Compensation Committee.

The Board recognizes that there is considerable public discussion regarding appropriate approaches to compensation. However, the Board believes that the Company's executive compensation policies are balanced, appropriately focused on pay for performance principles, aligned with the long-term interests of our shareholders, and enable the Company to attract and retain experienced senior executives.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and
Analysis

This Compensation Discussion and Analysis describes the Company's compensation philosophy and the objectives of the Company's compensation program for its executive officers, including the named executive officers listed in the Summary Compensation Table below (the "NEOs") and how the Executive Compensation Committee oversees the executive compensation program. This Compensation Discussion and Analysis also describes the compensation determination process for fiscal year 2015 and how each element of compensation was determined.

Review of Executive
Compensation Best Practices

The Board believes that the Company's compensation policies and practices are aligned with good corporate governance:

•
Stock ownership guidelines apply to both executive officers and directors

•
Clawback policy for incentive compensation

•
"Double trigger" change-in-control agreements

•
No tax gross-ups

•
No employment contracts

•
Modest perquisites

•
Long-term equity incentive award program aligns executive incentives with shareholder interests

•
Strong shareholder response (91% in favor) to 2015 say-on-pay vote

Overview and Objectives of
Executive Compensation
Program

The Board recognizes that there is considerable public discussion regarding appropriate approaches to compensation. However, the Board believes that the Company's executive compensation policies are balanced, appropriately focused on pay for performance principles, aligned with the long-term interests of our shareholders, and enable the Company to attract and retain experienced senior executives.

As described more fully in this Compensation Discussion and Analysis, the Company evaluates executive officer compensation in several different ways, including reviewing market survey compensation data, reviewing customized compensation information for companies of comparable size and complexity and receiving advice and recommendations from the CEO. These multiple bases of review and evaluation help our Executive Compensation Committee oversee an executive compensation program that is competitive yet tied to the Company's and each executive officer's performance. Additionally, the Company's annual performance bonus program recognizes and rewards the success of executives who manage performance to achieve the short-term goals set for them every year by the Company and the Executive Compensation Committee.

We have three elements in our executive compensation program: base salary, an annual performance bonus, and a long-term equity incentive award program for our executive officers. The long-term equity incentive award program includes RSUs that vest based on the passage of time as well as RSUs that vest based on the Company's achievement of certain performance objectives over a three-year performance period.

Setting Executive
Compensation – Role of the
Executive Compensation
Committee and Management

The Executive Compensation Committee is responsible for overseeing our executive compensation program for all executive officers, including the NEOs, for the senior officers of the Company's major business units, as well as determining and approving ongoing compensation arrangements for our NEOs. The Executive Compensation Committee also makes recommendations to the Board with respect to compensation for our Independent Directors. In making its decisions, the Executive Compensation Committee relies on advice from its independent compensation consultant and receives, reviews, and acts on recommendations from the CEO regarding salary, bonus and equity compensation for all executive officers including the NEOs (other than himself) and for the senior officers of its major business units. Our human resources department assists the CEO in the formulation of compensation recommendations to the Executive Compensation Committee, and other executive officers may provide relevant input as needed for persons other than themselves. It evaluates and approves these compensation elements annually. If relatives of any director or elected corporate principal officer are also employees of the Company or any subsidiary, the Executive Compensation Committee reviews compensation recommendations for such individuals.

Role of Independent
Compensation Consultant and
Comparable Company
Information

Our Executive Compensation Committee has not historically established compensation levels based on benchmarking. Our Executive Compensation Committee has instead relied upon the

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judgment of its members in making compensation decisions after reviewing our performance and carefully evaluating an NEO's performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with our company, current compensation arrangements and long-term potential to enhance shareholder value.

However, in order to attract, retain and motivate senior executives, our annual compensation evaluation process does include a review of the salary, bonus and long-term incentive practices of organizations of similar size, in comparable industries, and concerning individuals with relevant responsibilities and experience. The CEO and our human resources department support their recommendations regarding executive compensation with this competitive market data. For fiscal year 2015, executive compensation levels by job category were reviewed in the context of industry survey data provided by three independent consulting firms (Radford, Mercer and Towers Watson), which surveys were subscribed to by our human resources department (data is not customized for the Company). The companies included in these surveys have both a regional and national focus. Together, these surveys included data from approximately 4,000 companies and included data regarding both executive and non-executive salaries, bonuses and equity compensation. We do not instruct the providers of this data to significantly vary their reports from a standard format, the identities of the individual companies included in the surveys were not provided to the Executive Compensation Committee, and the Executive Compensation Committee did not refer to individual compensation information for such companies. Our objective is to obtain data from a broad spectrum of technology and defense companies and also from public companies of similar size in revenue.

While the Executive Compensation Committee reviewed the foregoing comparable company data in connection with its determinations of the fiscal year 2015 base salaries, target bonuses and long-term equity incentive awards for our NEOs, the Executive Compensation Committee did not attempt to set those compensation levels or awards at a certain target percentile with respect to the comparable company data or otherwise rely entirely on that data to determine NEO compensation. Instead, as described above and consistent with past practice, the Executive Compensation Committee members relied on their judgment and experience in setting those compensation levels and making those awards. We expect that the Executive Compensation Committee will continue to review comparable company data in connection with setting the compensation we offer our NEOs to help ensure that our compensation programs are competitive and fair.

The Executive Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the oversight of our executive compensation program. During fiscal year 2015, the Executive Compensation Committee independently engaged and received advice from Towers Watson. Towers Watson provided the Executive Compensation Committee with advice regarding senior executive compensation and Independent Director compensation. Towers Watson was asked to survey similarly sized companies in similar businesses in respect of senior executive positions and responsibilities, taking into account the range of salary, bonus and long-term incentive compensation without reference to perquisites and equity-based or related awards. They were also asked for input related to setting compensation for fiscal year 2016. In addition, during fiscal year 2015, management retained Towers Watson to provide pension and actuarial services to the Company in connection with the Company's pension plan. Management consulted with the Executive Compensation Committee prior to its retention of Towers Watson for such additional services. During fiscal year 2015, the aggregate fees for determining or recommending the amount or form of executive and director compensation paid to Towers Watson was $29,744, and the aggregate fees for the additional services related to pension and actuarial services paid to Towers Watson was $141,382. After review and consultation with Towers Watson, the Executive Compensation Committee has determined that Towers Watson is independent and there is no conflict of interest resulting from retaining Towers Watson currently or during fiscal year 2015. In reaching these conclusions, the Executive Compensation Committee considered the factors set forth in Exchange Act Rule 10C-1 and NYSE listing standards.

As part of its review, Towers Watson prepared an independent assessment of competitive compensation levels and incentive practices for the Company's CEO for fiscal year 2015 and beyond. The review was based on the Radford, Mercer and Towers Watson published survey data provided by our human resources department as well as proxy disclosures by a select group of relevant peer companies. The peer companies were approved by the Executive Compensation Committee with review and input from Towers Watson and senior management based on industry sector, similarity of business activities, size and performance. The objective was to have a group of companies sufficient in size and relevance to provide meaningful assessments of compensation levels and practices. The peers included the following 15 defense and technology companies.

  AeroVironment, Inc.
  Ansys, Inc.
  CACI International, Inc.
  Ducommun Inc.
  Esterline Technologies Corp.
  HEICO Corp.
  iGATE Corporation
  Kratos Defense & Security Solutions, Inc.
  ManTech International Corporation
  Moog Inc.
  NCI, Inc.
  Teledyne Technologies Inc.
  Teradata Corporation
  Unisys Corporation
  ViaSat, Inc.

Compensation Recovery Policy

Management and the Board believe our compensation policies are not reasonably likely to result in the incurrence of a material adverse financial or other effect. Moreover, we believe our compensation policies and practices have not and will not impact our risk management objectives and do not create risks that are reasonably likely to have a material adverse effect on the Company. However, the Board believes that it is prudent to maintain a compensation recovery policy.

Pursuant to the terms of the compensation recovery or "clawback" policy, the Board is given the right to require the reimbursement or forfeiture of incentive compensation from an executive officer in the event the officer's wrongdoing is later determined by the Board to have resulted in (a) a restatement of the Company's financial results due to its material noncompliance with any financial reporting requirement under U.S. securities laws, or (b) a material negative revision of a financial or operating measure on the basis of which incentive compensation was awarded (a "Recoverable Event"). We believe that by providing the Company with the appropriate power to recover incentive compensation paid to an executive officer in this situation, the Company demonstrates its commitment to strong corporate

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

governance. This clawback policy is in addition to any policies or recovery rights that are provided under applicable laws, including the Sarbanes-Oxley Act and the Dodd-Frank Act.

Under our clawback policy, if the Board determines that a Recoverable Event was caused by an executive officer's fraud, gross negligence or willful misconduct, it may require reimbursement from the executive officer for vested incentive compensation and/or the forfeiture of unvested or unpaid incentive compensation. The amount of vested compensation that may be recovered or subject to forfeiture is any incentive compensation paid to, and any performance-based equity awards earned by, the executive officer that the executive officer would not have received if the Company's financial results had been reported properly. The right to cause a forfeiture or recovery of incentive compensation applies to incentive compensation awarded, vested and/or paid during the twelve months prior to the date on which the Company is required to prepare an accounting restatement.

Ownership Guidelines

The Executive Compensation Committee has established management and directors stockholding guidelines (the "Ownership Guidelines") to further align the interests of management with the Company's shareholders, with the intent that the guidelines be met within five years of implementation, promotion or new hire, whichever is later.

The Ownership Guidelines are as follows:

For Management:

•
Chief Executive Officer, three times base salary;

•
Other executive officers, one times base salary; and

•
Vice Presidents or above who receive long-term equity incentive awards, 0.5 times base salary.

For Directors:

•
Three times annual retainer.

Under the Ownership Guidelines, all Company shares directly held by the director or officer, his or her related trusts and immediate family shall be included in the calculations, provided, however, that any unvested RSUs shall not be included.

Anti-Hedging Policy

Company policy prohibits our directors, NEOs and other elected officers from engaging in hedging transactions with respect to Company stock.

Response to the 2015
Say-On-Pay Vote

In February 2015, we held a say-on-pay vote, and our shareholders overwhelmingly approved the compensation of our NEOs, with approximately 91% of shareholder votes cast in favor of our 2015 say-on-pay resolution (excluding abstentions and broker non-votes). As we evaluated our compensation practices and talent needs after this date, we were mindful of the strong support our shareholders expressed for our compensation philosophy. Following its annual review of our executive compensation practices after the annual meeting, the Executive Compensation Committee decided generally to retain the approach to executive compensation it had previously adopted for fiscal year 2014.

Fiscal Year 2015 Executive
Compensation Decisions

The amount of each element of pay is determined annually taking into account factors including competitive company compensation data, as described above. A description of the executive compensation decisions with respect to fiscal year 2015 compensation for the NEOs is set forth below.

Base Salary

Base salaries for our executives are established based on individual factors such as the scope of their responsibilities, background, track record, training and experience, as well as competitive market compensation and the overall market demand for such executives at the time the respective executive is hired or promoted. As with total executive compensation, we believe that executive base salaries should be competitive with the range of salaries for executives in similar positions and with similar responsibilities, although we have not historically benchmarked executive base salaries against a specific market comparison group. An executive's base salary is also evaluated together with components of the executive's other compensation to ensure that the executive's total compensation is consistent with our overall compensation philosophy.

In September 2014, the Executive Compensation Committee reviewed the base salaries of the NEOs and after consultation with the CEO (with respect to the salaries of the other NEOs) and a review of the comparable company information described above, the Executive Compensation Committee determined to increase the base salary for fiscal year 2015 of each of Mr. Shewmaker and Mr. Zable by 4% and Mr. Thomas by approximately 5% over each such officer's base salary for fiscal year 2014. The annual base salaries of Mr. Shewmaker, Mr. Zable and Mr. Thomas for fiscal year 2015 were $478,900, $624,000 and $500,000, respectively. Mr. Feldmann's base salary had been increased to $700,000 in July 2014 as a result of his promotion to CEO, and no further increase was awarded for fiscal 2015. Mr. Toti was hired in July 2014 at a base salary of $450,000 and no further increase was awarded for fiscal 2015. Mr. Schmitz received an increase in his base salary of 4% in September 2014 to $436,000, but his base salary was reduced in February 2015 by approximately 20% to $350,000 in connection with the Company's reorganization, when he accepted a different role. The fiscal year 2015 base salaries for each of the NEOs are reflected in the Summary Compensation Table below.

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Annual Incentives

Our executive compensation program includes eligibility for an annual performance-based cash bonus for all executives. Our annual bonuses emphasize pay-for-performance by providing our executives with the opportunity to receive performance bonuses based on corporate performance relative to those measures which are determined by the Executive Compensation Committee to be most likely to enhance shareholder value.

For fiscal year 2015, Mr. Feldmann had a target bonus of 100% of salary and each of Messrs. Thomas, Shewmaker, Toti, Zable and Schmitz had a target bonus of 50% of salary. For fiscal year 2014, Mr. Feldmann had a target bonus of 62.5% of salary, which was prorated at 50% for the first nine months of the year and 100% for the last three months of the year. The maximum bonus is one and one-half times the target bonus.

For fiscal year 2015, the NEOs were eligible to receive a fiscal year 2015 bonus if the financial performance of the Company or a business segment of the Company met selected goals. The various performance objectives under the annual bonus plan are weighted depending on the Executive Compensation Committee's belief regarding the suitability of emphasis of each factor for that year's performance. The fiscal year 2015 annual bonuses for Messrs. Feldmann, Thomas and Zable were tied to selected financial goals related to the Company's performance, including sales, adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), and return on invested capital. The fiscal year 2015 bonus formula identified the major bonus element as earnings per share ("EPS") for Messrs. Feldmann Thomas and Zable because the Executive Compensation Committee believes this financial metric to be a principal driver of the attractiveness of an equity investment in the Company.

The fiscal year 2015 annual bonus for Mr. Shewmaker was tied to the performance of our Cubic Transportation Systems ("CTS") business,

including sales, Adjusted EBITDA and return on invested capital, as well as sales, Adjusted EBITDA, return on invested capital and EPS of the Company. The fiscal year 2015 annual bonuses for Messrs. Toti and Schmitz were tied to the performance of our Cubic Global Defense ("CGD") business, including sales, Adjusted EBITDA and return on invested capital, as well as sales, Adjusted EBITDA, return on invested capital and EPS of the Company. For Messrs. Shewmaker, Toti and Schmitz, the fiscal year 2015 bonus formula identified the major bonus element as Adjusted EBITDA of their respective businesses, because the Executive Compensation Committee wanted to reward the financial performance of the segment to which such executives' services primarily relate.

For our fiscal year 2015 bonus plan, the primary annual bonus determination was formulaic; however, the Executive Compensation Committee adjusted the goals in accordance with the previously approved plan for the impact of acquisitions made during 2015, and the impact of differences between the planned and actual foreign currency exchange rates. In addition, the Committee modified the measure of EPS for the effect of a non-cash U.S. deferred tax asset valuation allowance established during fiscal 2015, adding back $1.33 to EPS for purposes of this performance measure. The additional amounts paid to the NEOs as a result of this adjustment were as follows: Mr. Feldmann – $115,831; Mr. Zable – $49,169; Mr. Thomas – $39,398; Mr. Toti – $17,729; Mr. Shewmaker – $15,094; Mr. Schmitz – $5,778. The Committee determined that the nature of the non-cash effect on EPS did not reflect actual performance within the control of management. The Committee further determined that if and when adjustments to the U.S. deferred tax asset valuation allowance are made in future years, these amounts would also not be included in the measure of EPS. In effect, if the valuation allowance were reduced or reversed, there would be a corresponding reduction of the EPS results only for purposes of this performance measure.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Target levels for the various performance objectives are set to require challenging but attainable goals depending on current market conditions and the Company's business prospects. The Executive

Compensation Committee and management believe our annual bonus plan design balances the appropriate level of risk in management decision making with the careful use of capital and assets.

Performance measures (In thousands, except per share data)	2015 Weighting %	2015 Target	2015 Actual	% of Target Earned	% Payout Earned

Cubic Corporation
Performance measures for Cubic Corporation are for Mr. Feldmann, Mr. Thomas, and Mr. Zable
Sales	10%	$1,464,270	$1,431,045	97.73%	9.32%
Adjusted EBITDA(1)	20%	$135,737	$113,049	83.29%	7.96%
Return on Invested Capital:
Adjusted EBITDA(1) Margin	10%	9.3%	7.9%	85.22%	7.27%
Invested Capital Turnover	20%	2.30	2.20	95.17%	12.83%
Earnings Per Share	40%	$2.62	$2.18	83.20%	15.76%

				Total	53.14%

Cubic Transporation Systems
Performance measures for Cubic Transportation Systems are for Mr. Shewmaker
Segment Sales	10%	$576,798	$566,778	98.26%	9.48%
Segment Adjusted EBITDA(1)	20%	$83,392	$86,719	103.99%	21.99%
Segment Return on Invested Capital:
Adjusted EBITDA(1) Margin	10%	14.5%	15.3%	105.83%	10.00%
Invested Capital Turnover	20%	2.30	1.82	79.18%	4.18%
Consolidated Sales	4%	$1,464,270	$1,431,045	97.73%	3.73%
Consolidated Adjusted EBITDA(1)	8%	$135,737	$113,049	83.29%	3.18%
Consolidated Return on Invested Capital:
Adjusted EBITDA(1) Margin	4%	9.3%	7.9%	85.22%	2.91%
Invested Capital Turnover	8%	2.30	2.20	95.17%	5.13%
Earnings Per Share	16%	2.62	2.18	83.20%	6.30%

				Total	66.91%

Cubic Global Defense
Performance measures for Cubic Global Defense are for Mr. Toti and Mr. Schmitz
Segment Sales	10%	$887,472	$864,267	97.39%	9.22%
Segment Adjusted EBITDA(1)	20%	$63,595	$50,588	79.55%	4.55%
Segment Return on Invested Capital:
Adjusted EBITDA(1) Margin	10%	7.2%	5.9%	81.68%	3.26%
Invested Capital Turnover	20%	2.33	2.22	95.06%	17.04%
Consolidated Sales	4%	$1,464,270	$1,431,045	97.73%	3.73%
Consolidated Adjusted EBITDA(1)	8%	$135,737	$113,049	83.29%	3.18%
Consolidated Return on Invested Capital:
Adjusted EBITDA(1) Margin	4%	9.3%	7.9%	85.22%	2.91%
Invested Capital Turnover	8%	2.30	2.20	95.17%	5.13%
Earnings Per Share	16%	2.62	2.18	83.20%	6.30%

				Total	55.31%

(1)
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA") is a non-GAAP performance measure management uses that excludes income taxes, capital structure related expenses, non-operating income and expenses, depreciation, amortization, and goodwill impairment charges. The following is a reconciliation of Adjusted EBITDA to net income as defined by the Compensation Committee for purposes of the 2015 Annual Incentive Plan.

	Years Ended September 30,
(in thousands)	2015	2014

Net income attributable to Cubic	$22,885	$69,491
Add:
Interest expense (income), net	2,591	2,688
Other non-operating expense (income), net	885	391
Provision for income taxes	48,997	19,831
Depreciation and amortization	37,662	30,440
Noncontrolling interest in income of VIE	29	89

Adjusted EBITDA	$113,049	$122,930

CUBIC CORPORATION – 2016 Proxy Statement 17

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

The annual bonus formula for fiscal year 2015 provided that, for each 1% achievement above a performance goal, the bonus amount attributable to that performance goal would be increased by 2.5% to a maximum of an additional 50% of that portion of the bonus amount at an achievement of 20% above the performance goal. For each 1% shortfall in a performance goal the bonus amount attributable to that performance goal would be decreased by 3%, 4.5% or 5% (depending on the amount of shortfall) so that 75% achievement of any performance goal would result in no bonus award for that goal. The overall weighted percentage achievement relative to all performance goals for fiscal year 2015 was 53.14% for Messrs. Feldmann, Thomas and Zable, 66.91% for Mr. Shewmaker, and 55.31% for Mr. Toti and Mr. Schmitz. The overall weighted percentage achievement relative to all performance goals for fiscal year 2015 for each NEO was then multiplied by an individual performance factor and then by each NEO's target bonus to determine his final fiscal year 2015 annual bonus. Each NEO's fiscal year 2015 annual bonus award is disclosed in the Summary Compensation Table below. Individual performance multipliers were based on internal performance evaluations. The multipliers were as follows: Mr. Feldmann – 1.05; Mr. Thomas – 1.00; Mr. Shewmaker – 1.00; Mr. Toti – 1.25; Mr. Zable – 1.00; Mr. Schmitz – 1.00.

Long-Term Equity Incentive Award Program

The Company's long-term equity incentive awards are intended as an incentive for selected individuals to lead the Company in achieving long-term goals and to align their interests with the long-term interests of the Company's shareholders. In November 2014, the Executive Compensation Committee awarded the time-based vesting and performance-based vesting RSUs to the NEOs listed below. All of the below RSU awards were made under the Company's 2005 Equity Incentive Plan.

Name	Title	Time-Based Vesting RSUs	Target Number of Performance-Based RSUs

Bradley H. Feldmann	President and Chief Operating Officer	15,593	15,593
John D. Thomas	Executive Vice President and Chief Financial Officer	7,797	7,797
Stephen O. Shewmaker	Executive Vice President, Corp and President, CTS	7,277	7,277
William J. Toti	Senior Vice President, Cubic Global Defense	5,718	5,718
Walter C. Zable	Executive Chairman of the Board of Directors	1,560	–
David R. Schmitz	President, Cubic Defense Applications, Inc.	5,718	5,718

Each RSU represents a contingent right to receive one share of the Company's common stock. For all time-based vesting RSUs, other than those granted to Walter C. Zable, the RSUs vest in four equal installments on each of October 1, 2015, 2016, 2017 and 2018, subject to the recipient's continued service with the Company through each such date. For the time-based vesting RSUs granted to Walter C. Zable, the RSUs vest in two equal installments on each of October 1, 2015 and October 1, 2016. Dividend equivalent rights accrue with respect to the RSUs when and as dividends are paid on the Company's common stock and vest proportionately with the RSUs to which they relate. Vested shares will be delivered to the recipient following each vesting date. The time-based vesting RSUs shall vest immediately upon a recipient's termination of employment or service as a result of his death or disability. For time-based vesting RSUs, other than those granted to Mr. Zable, the RSUs shall vest immediately upon a recipient's termination without cause or resignation for good reason within twelve months following a change in control. For time-based vesting RSUs granted to Mr. Zable, the RSUs shall vest immediately upon a change in control.

The performance-based vesting RSUs are intended to reward the achievement of sales growth, Adjusted EBITDA growth, and return on equity ("ROE") objectives over a three-year performance period. The three-year performance period for the performance-based vesting RSUs granted on November 6, 2014 commenced on October 1, 2014 and will end on September 30, 2017.

Specifically, recipients of the performance-based vesting RSUs will be eligible to vest in the RSUs at the end of the three-year performance period based on the achievement of specified sales growth, Adjusted EBITDA growth, and ROE targets for the performance period established by the Executive Compensation Committee, subject to the recipient's continued service with the Company through such vesting date, except as otherwise provided in the applicable RSU agreement.

The RSUs vest based 40% on sales growth achievement, 30% on Adjusted EBITDA growth achievement, and 30% on ROE achievement by the Company during such performance period. If the Company's sales growth achievement, Adjusted EBITDA growth achievement, and/or ROE achievement for the performance period equals or exceeds one of three different achievement levels (threshold, target and maximum), then a certain percentage of the RSUs will vest (25%, 100% and 200%, respectively). The percentage for determining the number of RSUs that will vest if performance is between the specified achievement levels will be determined by linear interpolation between the applicable achievement amounts for each measure.

The Company's sales growth generally means the aggregate of the Company's sales during the performance period, divided by a baseline sales level determined by the Executive Compensation Committee. The Company's Adjusted EBITDA growth generally means the aggregate of the Company's Adjusted EBITDA during the performance period, divided by a baseline Adjusted EBITDA level determined by the Executive Compensation Committee. The Company's ROE for the performance period generally means the Company's net income ROE, expressed as an average annual percentage of beginning equity.

Following the completion of the three-year performance period, the Executive Compensation Committee will certify the Company's performance relative to the sales growth, Adjusted EBITDA growth, and ROE objectives for such performance period.

As described above, based on the level of such sales growth, Adjusted EBITDA growth, and ROE, the number of target RSUs granted to a recipient will be multiplied by a percentage from 0% to 200% to determine the number of RSUs vesting. Dividend equivalent rights accrue with respect to the RSUs when and as dividends are paid on the Company's common stock and vest proportionately with the RSUs to which they relate. Vested shares will be delivered to the recipient following the vesting date.

18 CUBIC CORPORATION – 2016 Proxy Statement

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Upon a change in control of the Company, a number of performance-based vesting RSUs equal to the target RSUs will vest immediately prior to the date of such change in control. In addition, a number of performance-based vesting RSUs equal to the target RSUs will vest immediately upon a recipient's termination of employment or service as a result of his or her death, disability, termination without cause or resignation for good reason; however, in the event of a recipient's termination without cause or resignation for good reason, the target RSUs vesting as a result of such termination will be prorated for the portion of the performance period that has elapsed prior to the date of such termination.

Deferred Compensation Plan

Certain of the directors and NEOs participate in the Cubic Corporation Amended and Restated Deferred Compensation Plan (the "Deferred Compensation Plan"). For more information, please see the Nonqualified Deferred Compensation table below.

Retirement Benefits

All of our regular employees, including our NEOs, who meet certain defined requirements, may participate in our 401(k) plan. 401(k) matching payments and profit sharing plan contribution are equally available to all eligible employees. The profit sharing contribution percentage is based on a scale ranging from 2.5% to 9% of eligible compensation and is tied to the Company's ROE for the fiscal year. For 2015, the minimum threshold for ROE was not achieved, resulting in a profit sharing payout at the floor percentage of 2.5%. The value of the Company's contributions on behalf of the NEOs during fiscal year 2015 is set forth in the Summary Compensation Table below.

Certain of the NEOs are also participants in the Cubic Corporation Pension Plan (the "Pension Plan"), which plan was frozen as of December 31, 2006. For more information, please see the Pension Benefits table below.

Other Benefits

We provide certain perquisites and personal benefits to our senior executives. These include annual physical examinations, term life insurance, personal travel, a financial planning benefit of up to $15,000 per year per NEO for fiscal year 2015 and $10,000 per year per NEO thereafter and an auto allowance. In addition, Messrs. Feldmann and Zable are allowed limited use of the Company's airplane for personal travel, which does not exceed the lesser of 6 round trips or 2000 flight minutes per year. Further they are responsible for the imputed taxable income of their use and that of their guests on such flights. Our Executive Compensation Committee periodically reviews the levels of perquisites and other personal benefits to the NEOs to ensure they fit within the Company's overall compensation philosophy.

Severance and Change in
Control Benefits

The Board has approved severance and change in control arrangements in which our NEOs participate to provide for certain severance benefits in the event that a NEO's employment is involuntarily or constructively terminated, including in connection with a change in control. The Company recognizes the challenges executives often face securing new employment following termination.

To mitigate these challenges and to secure the focus of our management team on the Company's affairs, all NEOs are entitled to receive severance payments under the Company's severance policy upon a termination by the Company without cause. The Company believes that reasonable severance benefits for its executive officers are important because it may be difficult for its executive officers to find comparable employment within a short period of time following certain qualifying terminations. In addition to normal severance, we provide enhanced benefits in the event of an involuntary termination or a constructive termination within 3 months before or 24 months after a change in control as a means of reinforcing and encouraging the continued attention and dedication of our executives to their duties of employment without personal distraction or conflict of interest in circumstances that could arise from the occurrence of a change in control.

The Company believes that the interests of shareholders will be best served if the interests of its executive officers are aligned with them, and providing these change in control benefits should eliminate, or at least reduce, the reluctance of the Company's executives to pursue potential change in control transactions that may be in the best interests of shareholders.

Our Transition Protection Plan (the "Protection Plan"), under which the foregoing change in control severance benefits are provided, also assists in the retention and attraction of senior individuals by reducing their concern for financial security in the event of a job loss in connection with a change of control. While these arrangements form an integral part of the total compensation provided to these individuals and are considered by the Executive Compensation Committee when determining NEO compensation, the decision to offer these benefits did not influence the Executive Compensation Committee's determinations concerning other direct compensation or benefit levels.

The terms of these severance arrangements are described below under "Potential Payments Upon Termination or Change in Control."

Deductibility of Executive
Compensation

As part of its role, the Executive Compensation Committee reviews and considers the deductibility of the Company's executive compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) generally limits the tax deduction for compensation in excess of one million dollars paid to certain executive officers. However, performance-based compensation may be excluded from the limit so long as it meets certain requirements. Our Executive Compensation Committee does not necessarily limit executive compensation to the amount deductible under that provision.

CUBIC CORPORATION – 2016 Proxy Statement 19

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

In its review and establishment of compensation programs and awards for our NEOs, the Executive Compensation Committee considers the anticipated deductibility or non-deductibility of the compensation as only one factor in assessing whether a particular compensatory arrangement is appropriate, particularly in light of the goals of maintaining a competitive executive compensation system generally (i.e., paying for performance and maximizing shareholder return).

We reserve the right to use our judgment to authorize compensation payments that do not qualify for the compensation deduction if, in light of all applicable circumstances, we believe that such payments are appropriate and in the best interests of the Company and its shareholders.

Executive Compensation
Committee Report

The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Executive Compensation Committee of the Board of Directors of Cubic Corporation has reviewed and discussed with management the Compensation Discussion and Analysis and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2015 and in the Company's Proxy Statement for its 2016 Annual Meeting of Shareholders.

Executive Compensation Committee
Dr. Robert S. Sullivan, Chair
Bruce G. Blakley
Edwin A. Guiles

20 CUBIC CORPORATION – 2016 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table shows the compensation for the three fiscal years ended September 30, 2015, 2014 and 2013 earned by our CEO, our Executive Vice President and CFO, our next three most highly compensated executive officers who were serving as executives as of September 30, 2015, and one former executive who would have been one of the three most highly compensated officers except that he was not an executive officer at September 30, 2015.

Name and Principal Position	Fiscal Year	Salary $	Bonus $		Non-Equity Incentive Plan Compensation(1) $	Stock Awards(2) $	Change in Pension Value(3) $	All Other Compensation(4) $	Total $

Bradley H. Feldmann	2015	701,151	–		390,547	1,500,000	5,622	110,529	2,707,849
President and Chief	2014	603,305	–		310,832	1,400,000	8,420	56,020	2,378,577
Executive Officer	2013	559,737	–		87,354	1,800,000	–	58,240	2,505,331

John D. Thomas	2015	500,000	–		132,839	750,000	–	41,772	1,424,611
EVP and Chief Financial	2014	475,000	–		194,831	750,000	–	48,631	1,468,462
Officer	2013	459,557	–		71,720	1,500,000	–	42,017	2,073,294

Stephen O. Shewmaker(5)	2015	478,900	–		160,210	700,000	–	38,904	1,378,014
EVP and President, Cubic	2014	460,500	–		117,502	700,000	–	51,245	1,329,247
Transportation Systems	2013	460,500	–		252,813	1,500,000	–	50,428	2,263,741

William J. Toti	2015	450,008	300,000	(6)	155,565	550,000	–	20,755	1,476,328
SVP and President, Cubic
Global Defense

Walter C. Zable	2015	624,000	–		165,783	75,000	–	126,795	991,578
Executive Chairman of the	2014	600,000	–		246,102	75,000	–	112,321	1,033,423
Board of Directors	2013	559,059	–		87,248	150,000		120,377	916,684

David R. Schmitz(7)	2015	426,669	–		50,703	550,000	–	397,261	1,424,633
SVP and President, Cubic	2014	420,000	50,000		267,339	550,000	–	36,261	1,323,600
Defense Systems

(1)
Represents amounts paid under our annual bonus program.

(2)
This column represents the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of RSUs granted in the respective fiscal years. Amounts do not correspond to the actual value that will be realized by the NEOs. For additional information on the valuation assumptions used in the calculation of these amounts, refer to note 1 to the financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2015, as filed with the SEC. Other than for Mr. Zable, who was not granted performance-based RSUs, these amounts include the grant date fair values attributable to performance-based RSUs granted to each of the NEOs based on the estimated probable outcome of the performance objectives applicable to such awards on the grant date. The full grant date fair value of all RSUs, including the performance-based RSUs awarded to the NEOs during fiscal year 2015, assuming maximum achievement of the applicable performance objectives, is as follows: Mr. Feldmann ($2,250,000); Mr. Thomas ($1,125,000); Mr. Shewmaker ($1,050,000); Mr. Schmitz ($825,000); and Mr. Toti ($825,000). The full grant date fair value of all RSUs, including the performance based RSUs awarded to the NEOs during fiscal year 2014, assuming maximum achievement of the applicable performance objectives, is as follows: Mr. Feldmann ($1,850,000); Mr. Thomas ($1,125,000); Mr. Shewmaker ($1,050,000); and Mr. Schmitz ($825,000).

(3)
Amounts represent solely the change in the actuarial present value of the accumulated benefit under the pension plan that was frozen at December 31, 2006 and does not represent a change in the benefit to be paid to the executive. The change in pension value is the estimated year-over-year change in the present value, including: (a) change in discount rate assumption; (b) passage of time and; (c) changes in demographics. Where amounts are negative, they are shown as zero in the table. For 2015, the actual negative amounts for the NEOs were as follows: Mr. Thomas ($553); Mr. Shewmaker ($553); and Mr. Zable ($2,465). The amounts were computed using the same assumptions the Company used for financial statement reporting purposes. See "Pension Benefits" herein. Additionally, the amounts shown as earnings during fiscal year 2015 in the Nonqualified Deferred Compensation table, later herein, are not included in the Summary Compensation Table above because they are not above market or preferential.

(4)
See following table for detail.

(5)
Mr. Shewmaker served as Executive Vice President of the Company and President of CTS until October 2, 2015, at which time he resigned those positions and accepted the role of CTS chairman.

(6)
Amount represents a sign-on bonus as set forth in Mr. Toti's initial employment agreement.

(7)
Mr. Schmitz served as Senior Vice President of the Company and President of Cubic Defense Systems ("CDS") until the combination of the defense business units in February 2015, at which time he resigned those positions and accepted an executive vice president role with CGD.
CUBIC CORPORATION – 2016 Proxy Statement 21

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

All Other Compensation – Detail

Name	Fiscal Year	Life Insurance Premiums(1) $	Profit Sharing and 401(k) Match(2) $	Car Allowance/ Value of Lease Payments $	Personal Travel(3) $	Financial Planning(4) $	Severance Agreement(5) $	Other(6) $	Total $

Bradley H. Feldmann	2015	1,413	27,882	7,200	58,721	12,946		2,367	110,529
	2014	1,413	35,819	7,200	9,683	–	–	1,905	56,020
	2013	1,400	34,970	7,200	14,670	–	–	–	58,240
John D. Thomas	2015	4,055	24,855	7,200	–	3,100	–	2,562	41,772
	2014	4,055	35,396	7,200	–	–	–	1,980	48,631
	2013	2,618	30,315	7,200	–	–	–	1,884	42,017
Stephen O. Shewmaker	2015	4,055	24,743	7,200	–	954	–	1,952	38,904
	2014	4,055	37,758	7,200	–	–	–	2,232	51,245
	2013	4,018	37,149	7,200	–	–	–	2,061	50,428
William J. Toti	2015	1,101	19,654	–	–	–	–	–	20,755
Walter C. Zable	2015	7,803	6,500	8,400	101,682	–	–	2,410	126,795
	2014	7,803	21,675	8,400	71,706	–	–	2,737	112,321
	2013	7,732	21,250	10,856	78,469	–	–	2,070	120,377
David R. Schmitz	2015	1,413	19,375	–	–	–	376,473	–	397,261
	2014	1,413	31,829	–	–	–	–	3,019	36,261

(1)
Represents executive life insurance premiums paid by the Company.

(2)
Includes Company portion of 401(k) and profit sharing plan contributions provided to all eligible employees.

(3)
Aggregate incremental cost to the Company of personal travel by Messrs. Zable and Feldmann on Company aircraft, computed in accordance with SEC guidelines.

(4)
Value of financial planning services provided by the Company.

(5)
Value of termination benefits paid to Mr. Schmitz subsequent to September 30, 2015, in connection with his termination of employment but for which Mr. Schmitz had no significant performance obligation subsequent to that date.

(6)
Miscellaneous items under $5,000 per year, including annual physical examinations.
22 CUBIC CORPORATION – 2016 Proxy Statement

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Grants of Plan-Based Awards
Fiscal Year 2015

The following table reflects the incentive plan awards to the NEOs during fiscal year 2015.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
								All Other Stock Awards: Number of Shares of Stock or Units(3)
					Estimated Possible Payouts Under Equity Incentive Plan Awards(2)
		Executive Compensation Committee Approval Date							Grant Date Fair Value of Stock Awards(4) ($)
Name	Grant Date		Target $	Maximum $	Threshold Shares	Target Shares	Maximum Shares

Bradley H. Feldmann			700,000	1,050,000
	11/6/2014	11/6/2014						15,593	750,000
	11/6/2014	11/6/2014			3,898	15,593	31,186		750,000
John D. Thomas			250,000	375,000
	11/6/2014	11/6/2014						7,797	375,000
	11/6/2014	11/6/2014			1,949	7,797	15,594		375,000
Stephen O. Shewmaker			239,450	359,175
	11/6/2014	11/6/2014						7,277	350,000
	11/6/2014	11/6/2014			1,819	7,277	14,554		350,000
William J. Toti			225,000	337,500
	11/6/2014	11/6/2014						5,718	275,000
	11/6/2014	11/6/2014			1,430	5,718	11,436		275,000
Walter C. Zable			312,000	468,000
	11/6/2014	11/6/2014						1,560	75,000
	11/6/2014	11/6/2014			–	–	–		–
David R. Schmitz			91,667	137,500
	11/6/2014	11/6/2014						5,718	275,000
	11/6/2014	11/6/2014			1,430	5,718	11,436		275,000

(1)
Non-equity incentive plan awards consist of annual bonus awards payable under the Company's fiscal year 2015 annual bonus program. For Mr. Schmitz, the amounts target and maximum presented are prorated for the 5 month period in which he was an Executive Officer of the Company. For more information about the Company's annual bonus program, please see "Elements of the Executive Compensation Program – Annual Bonus Program" above.

(2)
These performance-based vesting RSUs are intended to reward the achievement of sales growth, Adjusted EBITDA growth and ROE objectives over a three-year performance period. The three-year performance period for these RSUs commenced on October 1, 2014 and will end on September 30, 2017. Specifically, recipients of the performance-based vesting RSUs will be eligible to vest in the RSUs at the end of the three- year performance period based on the achievement of specified sales growth, Adjusted EBITDA growth, and ROE targets for the performance period established by the Executive Compensation Committee, subject to the recipient's continued service with the Company through such vesting date, except as otherwise provided in the applicable RSU agreement. The RSUs vest based 40% on sales growth achievement, 30% on Adjusted EBITDA growth achievement, and 30% on ROE achievement by the Company during such performance period. If the Company's sales growth achievement, Adjusted EBITDA growth achievement and/or ROE achievement for the performance period equals or exceeds one of three different achievement levels (threshold, target and maximum), then a certain percentage of the RSUs will vest (25%, 100% and 200%, respectively). The percentage for determining the number of RSUs that will vest if performance is between the specified achievement levels will be determined by linear interpolation between the applicable achievement amounts for each measure. Upon a change in control of the Company, a number of performance-based vesting RSUs equal to the target RSUs will vest immediately prior to the date of such change in control. In addition, a number of performance-based vesting RSUs equal to the target RSUs will vest immediately upon a recipient's termination of employment or service as a result of his or her death, disability, termination without cause or resignation for good reason; however, in the event of a recipient's termination without cause or resignation for good reason, the target RSUs vesting as a result of such termination will be prorated for the portion of the performance period that has elapsed prior to the date of such termination. For more information about the accelerated vesting of these RSUs, see "Long-Term Equity Incentive Awards" above.

(3)
These RSUs, other than those granted to Mr. Zable, will vest in four equal installments on each of October 1, 2015, 2016, 2017 and 2018, subject to the NEO's continued service with the Company through each such date. For the RSUs granted to Mr. Zable the RSUs will vest in two equal installments on October 1, 2015 and October 1, 2016, subject to Mr. Zable's continued service with the Company through each such date. Dividend equivalent rights accrue with respect to the RSUs when and as dividends are paid on the Company's common stock and vest proportionately with the RSUs to which they relate. The RSUs shall vest immediately upon an NEO's termination of employment or service as a result of his or her death or disability. For RSUs, other than those granted to Mr. Zable, the RSUs shall vest upon an NEO's termination without cause or resignation for good reason within 12 months following a change in control. For the RSUs granted to Mr. Zable, the RSUs shall vest immediately upon a change in control. For more information about the accelerated vesting of these RSUs, other than those granted to Mr. Zable, see "Long-Term Equity Incentive Awards" above.

(4)
The Grant Date Fair Value of Stock Awards amounts were calculated in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions used in the calculation of these amounts, refer to note 1 to the financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2015, as filed with the SEC. With respect to awards the vesting of which is performance-based, the grant date fair value is based on the estimated probable outcome of the performance objectives applicable to such awards on the grant date.
CUBIC CORPORATION – 2016 Proxy Statement 23

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Outstanding Equity Awards at Fiscal Year-End

The table below provides information on the current holdings of stock awards by the NEOs as of September 30, 2015.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Bradley H. Feldmann	11/6/2014	15,593	653,970
	11/6/2014			3,898	163,482
	7/1/2014	9,967	418,016
	12/12/2013	6,818	285,947
	12/12/2013			2,273	95,330
	3/21/2013	15,426	646,966
	3/21/2013			2,571	107,828
John D. Thomas	11/6/2014	7,797	327,006
	11/6/2014			1,949	81,741
	12/12/2013	5,681	238,261
	12/12/2013			1,894	79,434
	3/21/2013	12,855	539,139
	3/21/2013			2,143	89,877
Stephen O. Shewmaker	11/6/2014	7,277	305,197
	11/6/2014			1,819	76,289
	12/12/2013	5,303	222,408
	12/12/2013			1,768	74,150
	3/21/2013	12,855	539,139
	3/21/2013			2,143	89,877
William J. Toti	11/6/2014	5,718	239,813
	11/6/2014			1,430	59,974
Walter C. Zable	11/6/2014	1,560	65,426
	12/12/2013	758	31,791
David R. Schmitz	11/6/2014	5,718	239,813
	11/6/2014			1,430	59,974
	12/12/2013	4,166	174,722
	12/12/2013			1,389	58,255
	3/21/2013	2,286	95,875
	3/21/2013			1,143	47,937

(1)
Other than for the RSUs that were granted to Mr. Zable, these RSUs will vest, subject to the NEO's continued service, as follows: for the RSUs granted on November 6, 2014, the remaining unvested RSUs will vest in four equal installments on each of October 1, 2015, 2016, 2017 and 2018; for the RSUs granted on December 12, 2013 and for the RSUs granted on July 1, 2014, the remaining unvested RSUs will vest in three equal installments on each of October 1, 2015, 2016, and 2017; for the RSUs granted on March 21, 2013, the remaining unvested RSUs will vest in two equal installments on each of October 1, 2015 and 2016. For RSUs that were granted to Mr. Zable on November 6, 2014, the remaining RSUs will vest in two equal installments on each of October 1, 2015 and 2016. For RSUs that were granted to Mr. Zable on December 12, 2013 the remaining unvested RSUs will vest on October 1, 2015. Dividend equivalent rights accrue with respect to the RSUs when and as dividends are paid on the Company's common stock and vest proportionately with the RSUs to which they relate. The RSUs shall vest immediately upon an NEO's termination of employment or service as a result of his or her death or disability, or, other than for RSUs granted to Mr. Zable, upon an NEO's termination without cause or resignation for good reason within 12 months following a change in control. For RSUs granted to Mr. Zable the RSUs shall vest immediately upon change in control. For more information about the accelerated vesting of these RSUs, see "Long-Term Equity Incentive Awards" above.

(2)
The market value of stock awards was determined by multiplying the number of unvested RSUs by the closing price of our common stock of $41.94 on September 30, 2015, the last trading day of our fiscal year 2015, as reported on the NYSE.

(3)
Represents the number of shares that may be issued to the NEOs pursuant to these performance-based vesting RSUs at threshold performance. These performance-based vesting RSUs are intended to reward the achievement of sales growth and ROE and, for the RSUs granted on or after December 12, 2013, Adjusted EBITDA growth, over a three-year performance period. The performance period for the RSUs granted on March 21, 2013 commenced on October 1, 2012 and ended on September 30, 2015 and these RSUs were forfeited as the sales growth and ROE performance objectives were not achieved. The performance period for RSUs granted on December 12, 2013 commenced on October 1, 2013 and will end on September 30, 2016 and the performance period for RSUs granted on November 6, 2014 commenced on October 1, 2014 and will end on September 30, 2017. Specifically, recipients of the performance-based vesting RSUs will be eligible to vest in the RSUs at the end of the three-year performance periods based on the achievement of specified performance targets established by the Committee for the performance periods, subject to the NEO's continued service with the Company through each such vesting date, except as otherwise provided in the applicable RSU agreement. For performance-based vesting RSUs granted on March 21, 2013, the RSUs were eligible to vest based 50% on sales growth achievement and 50% on ROE achievement by the Company during such performance period. For performance-based vesting RSUs granted on December 12, 2013 and November 6, 2014, the RSUs vest based 40% on sales growth achievement, 30% on Adjusted EBITDA growth achievement, and 30% on ROE achievement by the Company during such performance period. If the Company's performance for the performance period equals or exceeds one of three different achievement levels (threshold, target and maximum), then a certain percentage of the RSUs will vest (25%, 100% and 200%, respectively). The percentage for determining the number of RSUs that will vest if performance is between the specified achievement levels will be determined by linear interpolation between the applicable achievement amounts for each measure. Upon a change in control of the Company, the number of performance-based vesting RSUs equal to the target RSUs will vest immediately prior to the date of such change in control. In addition, a number of performance-based vesting RSUs equal to the target RSUs will vest immediately upon an NEO's termination of employment or service as a result of his or her death, disability, termination without cause or resignation for good reason; however, in the event of an NEO's termination without cause or resignation for good reason, the target RSUs vesting as a result of such termination will be prorated for the portion of the performance period that has elapsed prior to the date of such termination. For more information about the accelerated vesting of these RSUs, see "Long-Term Equity Incentive Awards" above.
24 CUBIC CORPORATION – 2016 Proxy Statement

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Option Exercises and Stock Vested

The following table provides information concerning RSU vesting for each of the NEOs during fiscal year 2015.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Bradley H. Feldmann	12,754	596,505
John D. Thomas	8,321	389,173
Stephen O. Shewmaker	8,195	383,268
William J. Toti	–	–
Walter C. Zable	758	35,428
David R. Schmitz	2,532	118,398

(1)
The value realized on vesting equals the closing price per share of our common stock on the date of vesting as reported by the NYSE multiplied by the number of shares subject to the RSUs that vested on such date.

Pension Benefits
Fiscal Year 2015

The following table sets forth the present value of accumulated benefits under the Pension Plan for the NEOs.(1)

Name	Number of Years Credited Service	Present Value of Accumulated Benefit Under Life Annuity Election(2) $	Payment During Last Fiscal Year $

Bradley H. Feldmann	17	81,309	–
John D. Thomas	35	330,755	–
Stephen O. Shewmaker	30	197,592	–
Walter C. Zable	52	420,976	–

(1)
The Pension Plan was frozen as of December 31, 2006; no additional benefits accrue after that date. The purpose of the Pension Plan was to provide a modest monthly retirement benefit, to supplement social security payments, for eligible full-time U.S. employees who have completed one year of service with the Company. The Company has not granted extra years of credited service to any employee. The full benefit is available, upon retirement, to any eligible employee who (a) has attained age 65, or (b) is between age 55 and 64 and whose combined age and number of years of service equals 85. A reduced benefit is available at or after age 55 through age 64 if the employee has at least five years of service. The annual benefit is determined by adding total salary and bonus (not exceeding the ERISA cap in any year) during the time of participation and multiplying the sum by 3/4 of 1%. Benefits are paid monthly. The monthly amount will vary based upon the form of benefit selected (e.g., a life annuity or a joint and 50% survivor annuity).

(2)
The present value of the accumulated benefit is determined by the projected unit credit method in a manner consistent with that used, and based on the same assumptions used, for financial reporting purposes set forth in Note 12 of the Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2015 filed with the SEC, except retirement age has been assumed to be the normal retirement age under the Pension Plan. The interest rate used for computing present value was 4.45% and includes the following material assumptions: (a) retirement at the plan's stated normal retirement date, or the earliest age at which benefits are unreduced, if earlier, (b) mortality taken from RP 2014 base tables for employees and annuitants with no collar adjustments, with MP-2015 projection scale applied from 2006 forward and adjusted to reflect a long-term improvement rate of 1% through age 85, grading to 0% at age 95. Pension Plan contributions are distributed among various funds held by an insurance company.
CUBIC CORPORATION – 2016 Proxy Statement 25

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Nonqualified Deferred Compensation
Fiscal Year 2015(1)

The following table sets forth certain information regarding the participation in the Deferred Compensation Plan by our NEOs for fiscal year 2015.(1)

Name	Executive Contributions in FY 2015(2) $	Aggregate Plan Earnings in FY 2015(3) $	Aggregate Withdrawals/ Distributions $	Aggregate Plan Balance at End of FY 2015(4) $

Bradley H. Feldmann	–	6,245	–	295,831
John D. Thomas	92,346	38,379	–	1,493,999
Stephen O. Shewmaker	88,126	(293)	–	543,428

(1)
The amounts shown have been deferred (and not presently taxed) and other than plan earnings have also been reported herein as compensation. The Deferred Compensation Plan permits selected highly compensated employees to defer (from time to time) up to 90% of their base salary and up to 100% of their bonus annually and independent directors to defer up to 100% of their meeting and retainer fees. In the first quarter of fiscal 2015, we began making contributions to a rabbi trust to provide a source of funds for satisfying a portion of these deferred compensation amounts and to provide the participants investment options similar to mutual funds yielding market returns based on the investment options selected by the participant. The Company makes no contribution to the Deferred Compensation Plan. Payment elections and withdrawals are permitted within guidelines established by the Internal Revenue Service. After retirement the participant may receive a lump sum payment or an annual distribution over 2 to 20 years. Annual revision of the selected payment method is regulated by Internal Revenue Service guidelines.

(2)
The amounts shown reflects salary deferrals of $92,346 for Mr. Thomas and $88,126 for Mr. Shewmaker. These amounts are also included in the Summary Compensation Table for fiscal year 2015.

(3)
These amounts are not reported as compensation in the Summary Compensation Table because the earnings are not above market or preferential.

(4)
Year-end balances consist of participant contributions and earnings on contributed amounts. All contributions have been included in the Summary Compensation Table for fiscal year 2015 and prior years or would have been so included had the current reporting requirements been applicable to the executive. The amounts that have been reported in the Summary Compensation Table for Mr. Thomas for fiscal years 2013 and 2014 were $150,780 and $75,000, respectively. The amounts that have been reported in the Summary Compensation Table for Mr. Shewmaker for fiscal years 2013 and 2014 were $162,938 and $0, respectively. No amounts have previously been reported in the Summary Compensation Table for Mr. Feldmann as he did not make any contributions to the plan for fiscal years 2013, 2014 or 2015.
26 CUBIC CORPORATION – 2016 Proxy Statement

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Potential Payments Upon
Termination or Change in
Control

General Severance Policy

The Company has a severance policy (the "Severance Policy") applicable to many of its full time U.S.-based employees, including the NEOs. In the event of a Company-originated termination without cause, the eligible individual who has completed three years of employment with the Company is offered the opportunity to receive, in exchange for signing a general release, a lump sum payment of one week of base pay at their current rate for each 12 months of employment, and payment of medical and dental coverage under COBRA for up to 12 months. Outplacement consultation may be provided at the Company's discretion. In individual circumstances, an NEO may be offered alternative arrangements to be negotiated. These severance benefits are not offset by the Company's normal retirement benefits. Other than the COBRA payments, the cash severance payments under the Severance Policy would be paid to a NEO in addition to any payments under the Protection Plan, as described below, in the event his termination of employment by the Company without cause were to occur under the circumstances described under the Protection Plan.

Transition Protection Plan

The Company's Protection Plan is intended to be made available upon specific approval of an individual for participation in the Protection Plan by the Executive Compensation Committee. It is intended to benefit selected principal officers and other selected key personnel. The Executive Compensation Committee has approved participation in the Protection Plan by each of the NEOs.

If there is any change of control of the Company (as defined below), and within 3 months before or 24 months after such change in control, a participant's employment involuntarily terminates without cause (as defined below), or the participant resigns for good reason (as defined below), then the Company would be obligated (1) to pay such person a monthly amount, for 24 months, computed as the immediately preceding five fiscal years' monthly average of salary and bonus, and (2) to continue for 18 months the participant's participation in the medical and dental plans of the Company in which such participant participated at the time of termination. Miscellaneous additional benefits, including outplacement service of up to $7,500, may also be provided. The Protection Plan, as amended, is Exhibit 10.6 to our Annual Report on Form 10-K filed for the fiscal year ended September 30, 2015.

A "change in control" occurs when a "person" acquires sufficient shares of our voting stock to elect a majority of our directors, assuming 90% of outstanding shares vote; a merger resulting in a substantial change in the directors; and certain other events.

An "involuntary termination without cause" occurs when there is any involuntary termination of employment without (1) a willful and continued failure of the employee to perform substantially his duties, or (2) his gross negligence or breach of fiduciary duty involving personal profit (etc.) or (3) his conviction or plea of no contest or guilty to state or federal felony criminal laws.

A resignation "for good reason" occurs when the authority, duties, function or responsibilities of the employee are substantially reduced, his base salary is reduced, his bonus participation opportunity is reduced by more than 50%, his job location is substantially changed, or the Company materially breaches the Protection Plan.

Following termination, to receive monthly payments the executive must execute a general release and must not breach the Company's proprietary information policy and must not interfere with the employees, customers or suppliers of the Company.

Long-Term Equity Incentive Awards

The long-term equity incentive awards granted to the NEOs may vest under certain circumstances in the event of a change in control of the Company and/or certain terminations of employment. For more information about the accelerated vesting provisions applicable to these awards, see "Long-Term Equity Incentive Awards" above.

CUBIC CORPORATION – 2016 Proxy Statement 27

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Potential Payments Upon
Termination or Change in
Control Table

The following table summarizes potential change in control and termination payments to each NEO. The four right-hand columns describe the payments that would apply in four different potential scenarios – a termination without cause apart from a change in control; a termination of employment as a result of the NEO's resignation for good reason or termination of employment by us other than for cause, in each case within 3 months prior to or 24 months following a change in control; a change in control without a termination of employment; the NEO's death or termination of employment as a result of his disability. The table assumes that the termination or change in control occurred on September 30, 2015. For purposes of estimating the value of accelerated equity awards to be received in the event of a termination of employment or change in control, we have assumed a price per share of our common stock of $41.94, which represents the closing market price of our common stock as reported on the NYSE on September 30, 2015.

Name	Benefit	Termination w/o Cause Apart from a Change in Control $		After Change in Control Termination w/o Cause or for Good Reason $		Change in Control $		Death or Disability $

Bradley H. Feldmann	Cash Severance	229,222	(1)	1,996,458	(2)
	Healthcare and Other Insurance(3)	23,429		35,143
	Outplacement	–		6,000
	Stock Awards – Accelerated Vesting	903,458	(4)	2,838,663	(5)	1,466,516	(6)	3,401,722	(7)

	Total Benefit Amount	1,156,109		4,876,264		1,466,516		3,401,722
John D. Thomas	Cash Severance	336,538	(1)	1,626,342	(2)
	Healthcare and Other Insurance(3)	24,731		37,097
	Outplacement	–		6,000
	Stock Awards – Accelerated Vesting	680,225	(4)	1,784,620	(5)	1,004,127	(6)	2,108,523	(7)

	Total Benefit Amount	1,041,494		3,454,059		1,004,127		2,108,523
Stephen O. Shewmaker	Cash Severance	276,288	(1)	1,623,408	(2)
	Healthcare and Other Insurance(3)	16,718		25,076
	Outplacement	–		6,000
	Stock Awards – Accelerated Vesting	658,835	(4)	1,725,537	(5)	961,139	(6)	2,027,841	(7)

	Total Benefit Amount	951,841		3,380,021		961,139		2,027,841
William J. Toti	Cash Severance	69,231	(1)	980,361	(2)
	Healthcare and Other Insurance(3)	26,845		40,267
	Outplacement	–		6,000
	Stock Awards – Accelerated Vesting	79,938	(4)	319,751	(5)	239,813	(6)	479,626	(7)

	Total Benefit Amount	176,014		1,346,379		239,813		479,626
Walter C. Zable	Cash Severance	624,000	(1)	1,807,052	(2)
	Healthcare and Other Insurance(3)	16,718		25,076
	Outplacement	–		6,000
	Stock Awards – Accelerated Vesting	–	(4)	97,196	(5)	97,196	(6)	97,196	(7)

	Total Benefit Amount	640,718		1,935,324		97,196		97,196
David R. Schmitz	Cash Severance	98,462	(1)	1,144,436	(2)
	Healthcare and Other Insurance(3)	20,447		30,670
	Outplacement	–		6,000
	Stock Awards – Accelerated Vesting	426,963	(4)	937,362	(5)	664,497	(6)	1,174,897	(7)

	Total Benefit Amount	545,872		2,118,468		664,497		1,174,897

(1)
In the event of an NEO's termination by the Company without cause, an NEO will be entitled to a number of weeks of base pay determined in accordance with the terms of our Severance Policy, payable in a lump sum. As of September 30, 2015, the NEOs would have been entitled to receive the following number of weeks of base pay under the terms of our Severance Policy: Mr. Feldmann, 17 weeks; Mr. Thomas, 35 weeks; Mr. Shewmaker, 30 weeks; Mr. Toti, 12 weeks; Mr. Zable, 52 weeks; and Mr. Schmitz, 12 weeks. On August 24, 2015, Mr. Schmitz entered into a Separation Agreement and General Release with the Company in connection with his departure. The terms of the Separation Agreement with Mr. Schmitz are described under the heading "Schmitz Separation Agreement" below.

(2)
In the event of an NEO's termination by the Company without cause or by the NEO for good reason, in each case within 3 months before or 24 months after a change in control, an NEO will be entitled to receive a monthly amount for 24 months computed as the immediately preceding five fiscal years' monthly average of salary and bonus for such NEO in accordance with the terms of our Protection Plan, payable in 24 equal monthly installments. As of September 30, 2015, the aggregate cash severance payable under the Protection Plan for each of our NEOs was as follows: Mr. Feldmann, $1,767,236; Mr. Thomas, $1,289,804; Mr. Shewmaker, $1,347,120; Mr. Toti, $911,130; Mr. Zable, $1,183,052; and Mr. Schmitz, $1,045,974. The foregoing severance benefits would be paid to an NEO in addition to any amounts payable under the Company's Severance Policy, as described above, in the event his employment was terminated without cause. The amounts in this column assume that an NEO was terminated without cause on September 30, 2015, and that a change in control occurred on such date. Accordingly, the amounts payable to each NEO under both the Severance Policy and the Protection Plan are included in this column under the heading "Cash Severance."

(3)
In the event of an NEO's termination by the Company without cause, an NEO will be entitled to medical and dental coverage at Company expense for up to 12 months in accordance with the terms of our Severance Policy. The amounts in this column represent 12 months of continued medical and dental coverage for the NEOs. In the event of an NEO's termination by the Company without cause or by the NEO for good reason, in each case within
28 CUBIC CORPORATION – 2016 Proxy Statement

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

  3 months before or 24 months after a change in control, an NEO will be entitled to continue for 18 months his participation in those welfare plans of the Company in which such NEO participated at the time of termination. The amounts in this column represent 18 months of continued medical and dental insurance. In unusual cases moving of household goods may also be reimbursed by the Company. Such amounts cannot be determined at this time.

(4)
In the event of an NEO's involuntary termination without cause or resignation for good reason, the NEO will vest in the "target" number of shares subject to his outstanding performance-based RSU agreements, which number shall be prorated for that portion of the three-year performance period that has elapsed prior to the date of termination.

(5)
In the event of an NEO's involuntary termination without cause or resignation for good reason, in each case following a change in control, the NEO will vest in (a) provided such termination occurs within 12 months following such change in control, all of his or her outstanding time-based RSUs, and (b) the "target" number of shares subject to their outstanding performance-based RSU agreements, which number shall be prorated for that portion of the three-year performance period that has elapsed prior to the date of termination. Because we have assumed that such a termination occurs on the same date as a change in control for purposes of this table, no proration has been applied.

(6)
Upon the occurrence of a change in control, the NEOs will vest in the "target" number of shares subject to their outstanding performance-based RSUs. For RSUs granted to Mr. Zable, upon change in control he will vest in all of his outstanding time-based RSUs.

(7)
Upon the occurrence of an NEO's termination of employment as a result of his death or disability, the NEO will vest in (a) all of his or her outstanding time-based RSUs, plus (b) the "target" number of shares subject to their outstanding performance-based RSUs.

Schmitz Severance Agreement

On August 24, 2015, Mr. Schmitz and the Company mutually agreed to terminate his employment with the Company. Pursuant to a Separation Agreement and General Release entered into in connection with his departure, Mr. Schmitz is entitled to severance pay in the aggregate amount of $376,473 equal to ten months of his base salary as in effect as of February 17, 2015, payable in installments beginning on the October 3, 2015, the date of his termination of employment. From August 5, 2015 through October 2, 2015, Mr. Schmitz remained as an inactive, paid employee. During the severance period, Mr. Schmitz may provide consulting services to the Company for no additional consideration.

Securities Authorized for Issuance Under Equity Compensation
Plans

The following coordinate table provides certain information with respect to the Company's equity compensation plan in effect as of the end of fiscal year 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	544,546	–	1,136,622
Equity compensation plans not approved by security holders	n/a	n/a	n/a
Total	544,546	–	1,136,622

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Related Persons

The Charter of our Executive Compensation Committee requires it to review and approve the compensation of any persons related to any director or executive officer. As a practical matter the Committee will also review any non-compensation transactions between the Company and its directors, senior officers and their relatives.

Consistent with SEC regulations and NYSE listing standards, a related person transaction is any transaction in which the Company was, is, or will be a participant, where the amount involved exceeds $120,000, and in which a related person had, has, or will have a direct or indirect material interest. A related person includes any director or executive officer of the Company, any person who is known to be the beneficial owner of more than 5% of any class of the Company's voting securities, an immediate family member of any person described above; and any firm, corporation, or other entity controlled by any person described above.

Each director and executive officer completes an annual questionnaire to identify related interests and persons.

Kimberly Feldmann-Billodeaux, the daughter of Bradley H. Feldmann, our CEO and a director, was hired as an employee of Cubic in March 2015 at an annual salary of $155,022. Ms. Billodeaux did not receive any other compensation during fiscal year 2015. There have been no other transactions this fiscal year which were determined by the Committee to be with "related persons".

CUBIC CORPORATION – 2016 Proxy Statement 29

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Based solely on a review of SEC Forms 3, 4 and 5, and amendments thereto, furnished to the Company during fiscal year 2014, and written representations received from our directors and officers, no director, officer or beneficial owner of more than 10% of the Common Stock of the Company failed to file on a timely basis during fiscal year 2015 the reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

PROPOSAL 4: CONFIRMATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC
ACCOUNTANTS

The Board Unanimously Recommends That You Vote "FOR" This Proposal

Ernst & Young LLP has audited the Company's books and records since 1959 and continues as its auditors. Representatives of Ernst & Young LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board is seeking your confirmation of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending September 30, 2016. Our organizational documents do not require that our shareholders confirm the selection of our independent auditors. We are doing so because we believe it is a matter of good corporate practice. If our shareholders do not ratify the selection, the Audit and Compliance Committee will investigate the reasons for rejection and reconsider whether or not to retain Ernst & Young LLP, but still may retain them. Even if the selection is confirmed, the Audit and Compliance Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Principal Accountant Fees and
Services

The following table sets forth the aggregate fees billed to us by Ernst & Young LLP, our independent auditor, for 2015 and 2014:

	Fees $
Services Rendered	2015	2014

Audit Fees(1)	4,400,000	4,450,000
Audit-Related Fees(2)	76,000	200,000
Tax Fees(3)	488,000	447,000
All Other Fees(4)	2,000	2,000

(1)
For professional services rendered for the audits of our 2015 and 2014 annual financial statements, the reviews of our financial statements included in our Quarterly Reports on Forms 10-Q, statutory audits of foreign subsidiaries, consultation on accounting matters during fiscal years 2015 and 2014. The audit fees for 2015 are estimated. The final amount of the fees for those services may vary from the estimate provided.

(2)
These fees included due diligence procedures.

(3)
These fees were primarily for foreign tax compliance and consulting.

(4)
These fees were for EY-online services.

Other Matters

The Audit and Compliance Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by Ernst & Young LLP. The policy generally requires pre-approval of specified services in the defined categories of audit services, audit-related services, and tax services, up to specified amounts. Pre-approval may also be given as part of the Committee's approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Committee's members, but the decision must be reported to the full Committee at its next scheduled meeting. During fiscal years 2015 and 2014 the Committee did not waive any requirement for pre-approval of any services by Ernst & Young LLP. The Committee approved all auditor services and fees as required by laws in effect at the time the services were commenced.

30 CUBIC CORPORATION – 2016 Proxy Statement

DEADLINE FOR SUBMISSION OF SHAREHOLDER
PROPOSALS

Proposals of shareholders intended to be included in the Company's proxy statement and form of proxy relating to the Company's annual meeting of shareholders expected to be held in 2017 must be received by the Corporate Secretary, Cubic Corporation, 9333 Balboa Avenue, San Diego, California 92123, no later than September 21, 2016, unless the date of the 2017 annual meeting of shareholders is changed by more than 30 days from the anniversary of the Company's 2016 annual meeting, in which case the deadline for such proposals will be a reasonable time before the Company begins to print and send its proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

The Company's bylaws set forth certain procedures which shareholders must follow in order to nominate a director or present any other business at an annual shareholders' meeting. Generally,

a shareholder must give timely notice to the Secretary of the Company. To be timely, such notice must be received by the Company at its principal executive offices not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year's annual meeting, provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice must be received not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the ninetieth (90th) day prior to such annual meeting, or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made. The bylaws specify the requirements as to form and substance of such shareholder notice. Details of such provisions of the bylaws may be obtained by any shareholder from the Secretary of the Company.

ANNUAL REPORT

The Company's Annual Report for the fiscal year ended September 30, 2015 will be sent to shareholders of record on or about January 19, 2016. The Annual Report does not constitute, and should not be considered, a part of this proxy solicitation material.

Any person who was a beneficial owner of the Company's common stock on the record date may request a copy of the

Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2015, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a shareholder of the Company at such date. Requests should be directed to Cubic Corporation, 9333 Balboa Avenue, San Diego, California 92123, Attention: Corporate Secretary.

SHAREHOLDERS SHARING THE SAME ADDRESS

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement and Annual Report to households at which two or more shareholders reside. This practice, known as "householding," is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Shareholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of the Company's proxy statement and Annual Report. If you would like to opt out of this practice for future mailings and receive separate proxy statements and Annual Reports for each shareholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement or Annual Report without charge by sending a written request to Cubic Corporation, 9333 Balboa Avenue, San Diego, California 92123, Attention: Corporate Secretary. The Company will promptly send additional copies of the proxy statement or Annual Report upon receipt of such request. Shareholders sharing an address that are receiving multiple copies of the proxy statement or Annual Report can request delivery of a single copy of the proxy statement or Annual Report by contacting their broker, bank or other intermediary or sending a written request to Cubic Corporation at the address above.

CUBIC CORPORATION – 2016 Proxy Statement 31

OTHER MATTERS

The expense of preparing, printing and mailing the proxy materials and all other expenses of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the directors, officers and regular employees of the Company, who will receive no compensation in addition to their regular salary, if any, may solicit proxies. The Company will also reimburse brokerage firms, banks, trustees, nominees and other persons for their expenses in forwarding proxy material to the beneficial owners of shares held by them of record.

Management knows of no business which will be presented for consideration at the Annual Meeting other than that stated in the Notice of Annual Meeting. However, if any such matter shall properly come before the meeting, the persons named in the enclosed proxy form will vote the same in accordance with their best judgment.

By Order of the Board of Directors

James R. Edwards

Secretary

January 19, 2016

32 CUBIC CORPORATION – 2016 Proxy Statement

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CUBIC CORPORATION

Pursuant to Section 242
of the General Corporation Law of the State of Delaware

Cubic Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

1.         The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article 12 thereof.

2.         The foregoing amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation on this              day of             , 2016.

CUBIC CORPORATION
By:
Name:
Title:
CUBIC CORPORATION – 2016 Proxy Statement A-1

Cubic Corporation Attn: Investor Relations P.O. Box 85587 San Diego, CA 92186

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS DETACH

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	AND RETURN THIS PORTION ONLY

	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	All	All	Except
The Board of Directors recommends you vote FOR the following:
	☐	☐	☐
1. Election of Directors Nominees

01 Walter C. Zable	02 Bruce G. Blakley		03 Bradley H. Feldmann	04 Edwin A. Guiles	05 Janice M. Hamby
06 Steven J. Norris	07 Dr. Robert S. Sullivan		08 Dr. John H. Warner, Jr.

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.					For	Against	Abstain
2 To amend the Company’s Amended and Restated Certificate of Incorporation to eliminate restrictions on removal of directors.					☐	☐	☐
3 To consider and vote upon, on an advisory basis, the compensation of the Company’s executive officers.					☐	☐	☐
4 To confirm the selection of Ernst & Young LLP as the Company’s independent registered public accountants for Fiscal Year 2016.					☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)	Yes	No	☐

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000260178_1    R1.0.0.51160

Annual Meeting Admission Ticket

Cubic Corporation

Annual Meeting of Shareholders

Cubic Corporation Headquarters

9333 Balboa Avenue

San Diego, CA 92123

This Admission Ticket will be required to admit you to the meeting

Please write your name and address in the space provided below and present this ticket when you enter

Name:

Address:

City, State and Zip Code:

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice and Proxy Statement are available at www.proxyvote.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

CUBIC CORPORATION Annual Meeting of Shareholders February 22, 2016 11:30 AM PST This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Walter C. Zable and Bradley H. Feldmann, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CUBIC CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:30 AM, PST on February 22, 2016, at 9333 Balboa Avenue, San Diego, CA 92123, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as directed by the shareholder(s).  If no such directions are made, this proxy will be voted for the election of the nominees listed on the reverse side for the Board of Directors and for each proposal.

Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000260178_2    R1.0.0.51160